Exhibit 10.16

OFFICE/LABORATORY LEASE

This LEASE, made this 30th day of April, 2004, by and between 335-95 Phoenixville Pike Associates a Pennsylvania Limited Partnership (hereinafter referred to as “Landlord”), and APOP Corporation. a Delaware Corporation (hereinafter referred to as “Tenant”);

W I T N E S S E T H:

1.                        LEASED PREMISES. Landlord hereby demises and leases to Tenant that certain space located at 365 Phoenixville Pike, Charlestown Township, Chester County, Pennsylvania 19355, which spaces together contain approximately 4,000 rentable square feet of space, as more fully defined on Exhibit “A”, attached hereto and made a part hereof (hereinafter referred to as the “Premises”), plus the use of all common areas in and about Landlord’s building, and the real estate thereunder (hereinafter referred to as the “Property”).

Tenant has inspected the Premises and, except as provided below, accepts the same in its present “AS IS” condition, acknowledging that the Premises are in good order and satisfactory condition as of the date of Tenant’s possession. Tenant further acknowledges that Landlord has made no representations to Tenant with respect to any alternations, repairs or improvements to be constructed within the Premises except as noted on Exhibit “C”. Landlord shall use reasonable good faith efforts to perform the work on Exhibit “C: as soon as possible after execution of this Lease, and will have the Office Area ready to occupy May 17th, 2004 and the Lab Area ready June 15, 2004.

2.                        USE. The Premises shall be used only for laboratory and general office purposes. Outside storage including, without limitation, drop shipments, dock storage, trucks and other vehicles is prohibited without Landlord’s prior written consent. Tenant shall obtain, at Tenant’s sole cost and expense, any and all licenses and permits necessary for Tenant’s contemplated use of the Premises. Tenant shall comply with all existing and future governmental laws, ordinances and regulations applicable to the use of the Premises, as well as all requirements of Landlord’s insurance carrier. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or which would disturb or endanger any third-party tenants of the Property, or unreasonably interfere with such third- party tenants’ use of their respective space provided that Landlord agrees that Tenant’s existing business in the building shall not violate this Paragraph 2. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant shall comply with all statutes, ordinances, rules \, codes regulations and requirements of any federal state, municipal or other governmental or quasi-governmental authority with respect to any hazardous wastes (as such term is defined from time to time by any governmental or regulatory authority) which are stored, produced, manufactured, treated, or disposed of by Tenant within the Premises; and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all liabilities or claims by reason of any injury to persons or damage to property arising out of the discharge, disbursement, release, or escape or smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, hazardous wastes, liquid or gasses, waste materials or other irritants, contaminants or pollutants into or about the Premises or Property, which originate from any products stored, produced, manufactured, treated, or disposed of by Tenant within the Premises. The aforesaid indemnification and defenses shall survive the term of the Lease.

3.                        COMMENCEMENT. The term of this Lease shall be three (3) years, following the free Base Rent period commencing on the 15th day of May, 2004 and expiring on the 31st day of July, 2007, both inclusive.

4.                        RENT. Tenant shall pay the following Base Rent and Additional Rent (hereinafter collectively referred to as “Rent”) during the term of this Lease, in advance, of the first day of each calendar month, or as otherwise set forth in this Lease, without setoff or deduction, at the office of Landlord. In the event any Rent is due for a partial calendar month or year, the Rent shall be equitably adjusted to reflect that portion of the lease term within such month or year. Tenant’s obligations to pay accrued and unpaid Rent shall survive the lease term.

(a)                        Base. Tenant shall pay to Landlord, as Base Rent, the following sums per year, payable in equal monthly installments:

Period	Annual Rent	Monthly Rent

* May 15, 2004 to July 31, 2004	Free Rent Period
August 1, 2004 — July 31, 2005	$66,400	$5,534
August 1, 2005 — July 31, 2006	$84,400	$7,034
August 1, 2006 — July 31, 2007	$86,400	$7,200

* The free rent period applies to Base Rent only.

(b)                        Additional. Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro rata share of the taxes, insurance and common are maintenance charges (as such terms are hereinafter defined) incurred by Landlord for and on behalf of the Property.

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(i)                               Taxes. Taxes shall include, without limitation, any tax, assessment, trustees’ fee, or governmental charge (herein collectively referred to as “Tax”) imposed against the Property, or against any of Landlord’s personal property located therein which is used in connection with the operation of Landlord’s business. Taxes, as herein defined, are predicated upon the present system of taxation in the state of Pennsylvania. Therefore, if due to a future change in the method of taxation any rent, franchise, use, profit or other tax shall be levied against Landlord in lieu of any Tax which would otherwise constitute a “real estate tax”, such rent, franchise, use \, profit or other tax shall be deemed to be a Tax for the purposes herein. In the event Landlord is assessed with a Tax which Landlord, in its sole discretion, deems excessive, Landlord may challenge said Tax or may defer compliance therewith to the extent legally permitted; and, in the event thereof, Tenant shall be liable for Tenant’s pro rata share of all costs in connection with such challenge if the challenge is successful.

(ii)                                Insurance. Insurance shall include, without limitation, premiums for liability, property damage, fire workers compensation, rent and any and all other insurance (herein collectively referred to as “Insurance”) which Landlord deems necessary to carryon, for, or in connection with Landlord’s operation of the Property. In addition thereto, in the event Tenant’s use of the Premises shall result in an increase of any of Landlord’s insurance premiums, Tenant shall pay to Landlord, upon demand, as Additional Rent, an amount equal to such increase in Insurance. Such payments of Insurance shall be in addition to all premiums of Insurance which Tenant is required to carry pursuant to Paragraph 18 of the Lease. “Landlord acknowledges that the intended use of the premises for research and development of pharmaceutical products will not increase the cost of the Landlord’s insurance so long as Tenant is operating within all codes and ordinances.”

(iii)                       Common Area Maintenance. Common area maintenance charges (hereinafter referred to as “CAM”) shall include without limitation: The maintenance, repair and replacement, if necessary, of the downspout, gutters and the non-structural portions of the roof; the paving of all parking facilities, access roads, driveways, sidewalks and passageways; trunk-line plumbing (as opposed to branch-line plumbing); common utilities and exterior lighting; landscaping; snow removal; fire protection; exterior painting and interior painting of the common areas of the Property. Notwithstanding the aforesaid, in no event shall CAM expenses include any expense chargeable to a capital account or capital improvement (or any amortization or depreciation expense chargeable to a capital account or capital improvement account) under generally accepted accounting principles as currently employed by Landlord; nor shall it include any expense for which Landlord is otherwise reimbursed.

(iv)                        Payment of Additional Rent. Landlord shall have the right to invoice Tenant monthly, for Tenant’s pro rata share of the actual Taxes, Insurance and CAM expenses payable by Tenant under this Lease; and Tenant shall pay to Landlord, as Additional Rent, those amounts for which Tenant is invoiced within thirty (30) days after receipt of said invoice.

Alternatively, at Landlord’s election, Landlord shall have the right to invoice Tenant monthly for Tenant’s pro rata share of such expenses, as reasonably estimated by Landlord. Any monies paid in advance to Landlord by Tenant shall not accrue interest thereon. AT the end of each calendar year or property fiscal year, Landlord shall deliver a statement to Tenant setting forth the difference between Tenant’s actual pro rata share of Taxes, Insurance and/or CAM expenses and the total amount of monthly payments, paid by Tenant to Landlord. Tenant shall thereafter pay to Landlord the full amount of any difference between Tenant’s actual obligation over the total amount of Tenant’s estimated payments, within thirty (30) days after receipt of said statement; conversely, in the event Tenant’s estimated payments exceed Tenant’s actual obligation, Landlord shall, within said 30 day period either refund the overpayment to Tenant or credit said overpayment against Tenant’s monthly obligation in the forthcoming year.

For purposes of this Lease. Tenant’s pro rata share is hereinafter defined as a fraction, the numerator of which shall be the square footage of the Premises, and the denominator of which shall be the square footage of the rentable area of the Property, which pro rata share is hereby agreed to be equal to 3.9%. In the event this Lease expires on a date other than the end of a billing period. Tenant’s obligation with respect to any amounts owed to Landlord at the time of such expiration shall survive the expiration of the lease term, and shall be invoiced to Tenant when the same have been accurately determined.

Landlord shall maintain complete and accurate records of all Taxes, Insurance and CAM expenses incurred in connection wit the Property. Tenant shall have the right to inspect such records at Tenant’s sole cost and expense, at the office of Landlord’s managing agent during said agent’s normal business hours, upon five (5) days prior written notice. Landlord shall not be obligated to provide Tenant with detailed summaries or receipts for any expenses incurred by or on behalf of the Property; but Landlord shall provide Tenant with one or more statements which shall be certified by Landlord setting forth such expenses, categorized by class and amount. Notwithstanding the aforesaid, unless Tenant asserts specific errors within ninety (90) days after receipt of any invoice, or year-end statement, it shall be deemed that said invoice, or year-end statement, is correct.

5.                                      LATE CHARGE. In the event Tenant is more than 10 days late in the payment of any Rent or other charge due Landlord, Tenant shall be assessed a late charge for Landlord’s increased administrative expenses, which late charge shall be equal to five percent (5%), per month, of all outstanding amounts owed Landlord.

6.                                      UTILITIES. Landlord agrees to supply water, gas, electricity and sewer connections to the remises. Tenant shall pay for all gas, electricity, water and sewer used by Tenant within the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and Tenant shall be liable for all maintenance and equipment with respect to the continued operation thereof including, without limitation, all electric light bulbs,

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tubes and starters. In no event shall Landlord be liable for any interruption or failure of any utility servicing the Property except if due to Landlord’s gross negligence or willful misconduct.

7.                        LANDLORD’S REPAIRS AND MAINTENANCE. Landlord, at Landlord’s sole cost and expense, shall maintain, repair and replace, if necessary, the structural portions of the roof and the exterior walls and all base building systems to the extent they are not wholly within the Premises or exclusively dedicated to the Premises. Notwithstanding the aforesaid, in the event any such maintenance or repairs are caused by the negligence of Tenant or Tenant’s employees, agents or invitees, then, subject to the waiver in Paragraph 19 below, Tenant shall reimburse to Landlord, as Additional Rent, the cost of all such maintenance and repairs within thirty (30) days after receipt of Landlord’s invoice for same. For purposes of this Paragraph, the term “exterior walls” shall not include windows, plate glass, office doors, dock doors, dock bumpers, office entries, or any exterior improvement made by Tenant. Landlord reserves the right to designate all sources of services in connection with Landlord’s obligations under this Lease. Tenant hereby grants to Landlord the right to enter upon the Premises, at reasonable times, and upon reasonable notice, except in emergencies exclusively determined by Landlord, for the purpose of making inspections and/or repairs. Tenant shall have the duty to periodically inspect the Premises (as opposed to any portion of the Property outside the Premises) and notify Landlord should tenant observe a need for repairs or maintenance of any obligation to be performed by Landlord under this Lease. Upon receipt of Tenant’s notice, Landlord shall have a reasonable period of time to make such repairs or maintenance taking into account the nature of the item and its impact on human health and Tenant’s business; however, it is expressly understood that Landlord’s liability with respect to the failure or delay to make any such repairs or maintenance shall be limited to the cost of such repairs or maintenance. The Tenant shall have the right to make emergency repairs when necessary and to invoice the Landlord for reimbursement of related costs payable within 30 days of receiving the invoice.

8.                        TENANT’S REPAIRS AND MAINTENANCE. Tenant, at Tenant’s sole cost and expense, shall have the affirmative duty to periodically inspect, maintain, service, repair and replace, if necessary all portions of the Premises which are not expressly the responsibility of Landlord including, but not limited to, any windows, plate glass, office doors, dock doors, office entries, interior walls and finish work, floors and floor coverings, water heaters, electrical systems and fixtures, sprinkler systems, dock bumpers, branch plumbing and fixtures, and pest extermination. In addition thereto, Tenant shall keep the Premises and the dock area servicing the Premises in a clean and sanitary condition, and shall keep the common parking areas, driveways and loading docks free of Tenant’s debris. Tenant shall not store materials, waste or pallets outside of the Premises, and shall timely arrange for the removal and/or disposal of all pallets, crates and refuge owned by Tenant which cannot be disposed of in the dumpster servicing the Property.

Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the date Tenant takes possession of the Premises. Notwithstanding the aforesaid, Landlord shall have the option to enter into a regularly scheduled preventative maintenance/service contract on items for and on behalf of Tenant. Such contract may include, without limitation, all maintenance of such system. In the event Landlord elects such option, Tenant shall reimburse to Landlord, as Additional Rent, all of Landlord’s costs in connection with said contract, as well as Landlord’s actual costs of repair and maintenance of the HVAC system.

Neither (i) the making by Tenant or others of any decorations, repairs, alterations, additions or improvements in or to the Premises, nor (ii) the failure of Tenant or others to make any such decorations, repairs, alterations, additions or improvements, nor (iii) subject to Article 11 any damage to the Premises or to the property of Tenant, nor any injury to any persons, caused by other tenants or persons in the Premises, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (iv) any latent defect in the Premises, nor (v) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (iv), shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord except if and to the same is the result of Landlord’s (or its agent’s) gross negligence or willful misconduct.

Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord in substantially the same condition as when received, reasonable wear and tear and permitted alterations excepted. Tenant shall perform all repairs and maintenance in a good and workmanlike manner, using materials and labor of the same character, kind and quality as originally employed within the property; and all such repairs and maintenance shall be in compliance with all governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord’s insurance carrier. In the event Tenant fails to properly perform any such repairs or maintenance within a reasonable period of time, Landlord shall have the option to perform such repairs on behalf of Tenant, in which event Tenant shall reimburse to Landlord, as Additional Rent, the costs thereof within thirty (30) days after receipt of Landlord’s invoice for same.

The provisions of the Article 8 shall not apply incase of fire or other casualty, which are dealt with in Article 11.

9.                                      REQUIREMENTS OF LAW.

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(a)         Compliance. Tenant, at Tenant’s sole cost and expense, shall at all times promptly comply with all Applicable Laws, including, but not limited to, Environmental Laws and Insurance Requirements (collectively, “Regulations”) with respect to Tenant’s use or occupancy of the Premises, except that (a) nothing herein shall require Tenant to make any repairs or alterations to the Premises (structural or non-structural) unless Tenant has by its change in manner of use of the Premises or change in method of operation therein from that of Landlord caused to exist a violation of a Regulation, and (b) Landlord shall in all events remain liable for (i) that portion of the Property that is not part of the Premises (except to the extent caused by the unlawful acts or omissions of Tenant) and (ii) any other events, conditions, circumstances, activities, practices, incidents or actions to the extent the same exists on the Commencement Date of this Lease including those that impede or prevent compliance by Tenant with any Regulation or which would give rise to any criminal or civil liability, including strict liability, under any Regulation.

(b)         Environmental Provisions. (i) Subject to the limitations expressed in Article 9 (a), throughout the Term, Tenant shall comply with and shall maintain the Premises in compliance with all Environmental Laws.

(ii)          Subject to the limitations expressed in Section 9(a), Tenant will not permit to occur any release, generation, manufacture, storage, treatment, transportation, or disposal of any substances or materials that are subject to any Environmental Law (including, without limitation, Hazardous Substances) on, in, under, or from the Premises, except in accordance with all Environmental Laws. Tenant shall not, and shall not cause either by its affirmative acts or its omissions, the release or discharge of any Hazardous Substance on, in, under or from the Premises, except in accordance with all Environmental Laws. Notwithstanding anything to the contrary herein, Tenant shall not allow any Hazardous Substances to be present at the Premises except in conformity with all Applicable Laws, including Environmental Laws.

(iii)       Tenant will promptly notify Landlord (and if in writing, provide copies), and Landlord will promptly notify Tenant (and if in writing, provide copies), following receipt of all complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with Environmental Laws. Subject to the limitations expressed in Section 9(a), Tenant will promptly cure any of those actions and proceedings relating to Tenant’s use and occupancy of the Premises to the satisfaction of any regulatory authorities or court of competent jurisdiction. Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Laws relating to Tenant’s use and occupancy of the Premises.

(iv)      Landlord will have the right, at Landlord’s cost and expense, at all reasonable times and from time to time to conduct environmental audits of the Premises, and Tenant will cooperate in the conduct of these audits. The audits will be conducted by a consultant of Landlord’s choosing, and if any Hazardous Substance (to the extent not present on the date hereof) is detected, except to the extent such Hazardous Substance is present in accordance with all Environmental Laws, or if a violation by Tenant of any of the warranties, representations, or covenants contained in this Section 9(b) is discovered, the fees and expenses of such consultant will be borne by Tenant and will be paid as Additional Rent under this Lease on demand by Landlord to the extent such fees and expenses relate to a violation by Tenant of this Section 9(b). As a condition precedent to such audits, Landlord shall execute, and shall cause its consultants to execute, a reasonable secrecy agreement in which it agrees to exercise reasonable efforts to preserve the confidentiality of any and all proprietary information it receives from Tenant. Such secrecy agreements shall not unreasonably interfere with or hinder Landlord’s or Tenant’s obligations to maintain the Premises in compliance with Environmental Laws or to comply with any required remediation.

(v)         Subject to the limitations expressed in Section 9(a), if Tenant fails to comply with any of the foregoing warranties, representations, covenants, or obligations regarding environmental matters. Landlord upon reasonable notice to Tenant may take reasonable steps to remove from the Premises (or otherwise clean up) any Hazardous Substance located in the Premises, except to the extent that either: (i) in Landlord’s reasonable judgment, Tenant is expeditiously and diligently taking all appropriate steps to remove from the premises (or otherwise clean up) such Hazardous Substance; or (ii) such Hazardous Substance is present in accordance with all Environmental Laws. Subject to the limitations expressed in Section 9(a), the costs of Hazardous Substance removal and any other clean up (including transportation and storage costs) will be Additional Rent under this Lease, whether or not a court has ordered the clean up, and those costs will become due and payable on demand by Landlord. Tenant will give Landlord and Landlord’s Agents such access to the Premises as s necessary to remove or otherwise clean up any Hazardous Substance, except to the extent such Hazardous Substance is present in accordance with all Environmental Laws. Landlord, however, has no affirmative obligation to remove or otherwise clean up any Hazardous Substance that is present in the Premises as result of any breach by Tenant of any of Tenant’s warranties, representations, covenants or obligations contained in this Lease, and this Lease will not be construed as creating any such obligation on the part of Landlord.

(vi)      Tenant hereby indemnifies, agrees to defend (with counsel reasonably acceptable to Landlord and at Tenant’s sole cost), and holds Landlord and Landlord’s Agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including reasonable attorneys’ and experts’ fees and reasonable expenses and fees incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Landlord or any of them to the extent caused by a violation by Tenant of any of the warranties, representations, or covenants contained in this Section 9(b). This indemnification is the personal obligation of the Tenant and will survive termination of this Lease.

(vii)             Landlord indemnifies, agrees to defend (with counsel reasonably acceptable to Tenant and at Landlord’s cost), and holds Tenant and Tenant’s Agents free and harmless from and against all losses, liabilities, obligation, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings,

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damages (including consequential damages), disbursements, or expenses of any kind (including reasonable attorneys’ and experts’ fees and reasonable expenses and fees incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Tenant or any of them to the extent arising from Landlord’s violation of any Environmental Laws applicable to the Lease prior to the Commencement Date. This indemnification is the personal obligation of the Landlord and will survive termination of this Lease.

10.                               ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises or Property without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Notwithstanding the aforesaid, Tenant, at Tenant’s sole cost and expense, may install such trade fixtures as structural integrity and support provided by the roof, exterior walls, or subfloors. All such trade fixtures shall be constructed and/or installed by contractors approved by Landlord, in a good and workmanlike manner, and in compliance with all applicable governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord’s Insurance carrier.

Upon the expiration or earlier termination of this Lease, Tenant shall remove all trade fixtures and any other alterations, additions or improvements installed by Tenant within the Premises; and, upon such removal, Tenant shall restore the Premises to a condition substantially similar to that condition when received by Tenant reasonable wear and tear excepted. However, notwithstanding the aforesaid, upon Landlord’s written election to be exercised, if at all, when Landlord approves the proposed work, such alterations, additions and improvements shall revert to Landlord and shall remain within the Premises. In no event shall Landlord have any right to any of Tenant’s trade fixtures; and, except as otherwise set forth in this Lease, Tenant may remove such trade fixtures upon the termination of this Lease, provided Tenant repairs any damage caused by such removal.

11.                               DESTRUCTION. If the Premises or the Property are damaged in whole or in part by casualty so as to render the Premises untenantable, and if the damages cannot be repaired within one hundred eighty (180) days from the date of said casualty, this Lease shall terminate as of the date of such casualty to repair same, then either party may terminate this Lease by written notice served upon the other. In the event of any such termination, the parties shall have no further obligations to the other, except for those obligations accrued through the effective date of such termination; and, upon such termination, Tenant shall immediately surrender possession of the Premises to Landlord. Should Landlord elect to make such repairs, the Lease shall remain in full force and effect, and Landlord shall proceed with all due diligence to repair and restore the Premises and Property to a condition substantially similar to that condition which existed prior to such casualty. In the event the repair and restoration of the Premises or Property extends beyond one hundred eighty (180) days after the date of such casualty due to causes beyond the control of Landlord but not more than 210 days, this Lease shall remain in full force and effect, and Landlord shall not be liable therefore; but Landlord shall continue to complete such repairs and restoration with all due diligence. Tenant shall not be required to pay any Rent for any period in which the Premises are untenantable. In the event only a portion of the Premises are untenantable, Tenant’s Rent shall be equitably abated in proportion to that portion of the Premises which are so unfit pending restoration thereof.

12.                               INSPECTION. Landlord shall have the right to enter and inspect the Premises at any reasonable time for the purpose of ascertaining the condition of the Premises, or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. In addition thereto, during the last six (6) months of the lease term, Landlord shall have the right to enter Premises at any reasonable time for the purpose of showing the Premises to prospective third-party tenants; and, during said six (6) months, Landlord shall have the right to erect on the Property and/or Premises suitable signs indicating that the Premises are available for lease. Landlord will not unreasonably interfere with the tenant’s operations.

Tenant shall give Landlord thirty (30) days written notice prior to Tenant vacating the Premises, for the purpose of arranging a joint inspection of the Premises with respect to any obligation to be performed therein by Tenant including, without limitations the necessity of any repair or restoration of the Premises. In the event Tenant fails to notify Landlord of such inspection, Landlord’s inspection after Tenant vacates shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

13.                               SIGNS. Tenant shall not place or permit any signs, lights, awnings, or poles in or about the Premises or the Property, other than the standard building signage as per Landlord specifications, without the prior written consent of Landlord; nor shall Tenant change the uniform architecture, paint landscape, or otherwise alter or modify the exterior of the Property without the prior written consent of Landlord. Landlord shall include Tenant’s name on the main building directory in the parking lot area. Tenant may also place a sign that is code and park compliant at its entrance outside the Premises.

14.                               SUBLETTING AND ASSIGNING. Except as described below. Tenant shall not assign or sublet the Premises, or any portion thereof, nor allow the same to be used or occupied by any other person or for any other use than herein specified, without the prior written consent of Landlord, which consent shall not be unreasonable withheld or delayed. Tenant may assign the lease without the Landlord’s approval in the event of being merged or acquired to the surviving entity or the acquiring entity so long as surviving entity is equal to or greater financial strength. In the event Landlord consents to any sublease or assignment, the same shall not constitute a release of Tenant from the full performance of Tenant’s obligations under this Lease. Further, in the event of any such sublease or assignment, Tenant shall reimburse Landlord for all reasonable attorneys’ fees in connection with reviewing and/or drafting any appropriate documents to effect such transfer of Tenant’s interests.

15.                               DEFAULT. If at any time during the Term of this Lease there is filed against Tenant in any court pursuant to any statute, either of the United States of America or any state, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or for

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other relief of debtors, and, within sixty (60) days after such filing, Tenant fails to secure a dismissal thereof; or if Tenant shall make a voluntary application for any of the foregoing relief, or an assignment for the benefit of creditors, or petition for or enter into an arrangement for the benefit of creditors, or admit in writing the inability to pay its debts; then, in any such event, this Lease, at the option of Landlord, may be terminated by written notice to Tenant, and neither Tenant nor any person claiming through or under Tenant by virtue of any statute or any order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the same.

(a)                                 Events of Default. This Lease and the Term and estate hereby granted are subject to the further limitations that (the following events to be sometimes referred to as “Event(s) of Default”):

(i).                                  if Tenant shall default in the payment of any Rent and such default shall continue for more than seven (7) days after notice thereof to Tenant from Landlord, except that Landlord shall not be obligated to allow Tenant to utilize the seven (7) day grace period more that two (2) times in any twelve (12) month period; or

(ii)                                  if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease, including compliance with all of the terms of the Lease (other than a default in the payment of Rent), and such default shall continue and not be remedied for a period of thirty (30) days after notice thereof to Tenant from Landlord, or, if the default is by its nature not susceptible of remedy within such thirty (30) day period and Tenant commences to remedy such default within such thirty (30) day period and diligently continues to remedy such default until it is remedied, such longer period as is necessary in order to remedy such default (not to  exceed sixty (60) days in any event); then this Lease and the Term hereof shall, at Landlord’s option, terminate and expire, and Tenant shall then quit and surrender the Premises to Landlord.

(b)                                 Summary Dispossess. If an Event of Default occurs and is continuing as expressed in Article 15(a), Landlord or Landlord’s Agents and employees may, upon five (5) day’s prior written notice to Tenant, or at any time thereafter, re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, and may repossess the same, and may remove any person there from, to the end that Landlord may have, hold and enjoy the Premises. The work “re-enter”, as used herein, is not restricted to its technical meaning. If this Lease is terminated under the provisions of this Article 15, or if Landlord shall re-enter the Premises under the provisions of this Article 15, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder of the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 16.

(c)                                  Injunctive Relief. If an Event of Default occurs and is continuing as expressed in Article 15(a), Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

(d)                                 Retention of Monies. If this Lease is terminated under the provisions of Article 15(a), or if Landlord shall re-enter the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against Rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 16 or pursuant to law.

16.                               DAMAGES.

(a)                                 Acceleration, Reletting. Subject to the limitations expressed in Subsection 16(a)(ii), if this Lease is terminated under the provisions of Article 15, or if Landlord shall re-enter the Premises under the provisions of Article 15, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, in addition to any and all rights or remedies which Landlord may have at law or in equity, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(i)                                     a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the aggregate amount of the Rent under this Lease which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Premises, discounted to the present value (as of the date of actual payment of the accelerated sum to Landlord) assuming an interest rate of 8%, or

(ii)                                  sums equal to the Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefore specified herein following such termination or such re-entry and until the date contemplated as the Expiration Date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Premises; provided however, that in the case of either of clause (i) or (ii) Landlord shall use reasonable efforts to relet the Premises during said remaining period upon commercially reasonable terms (but this shall not impose upon Landlord any duty to relet the Premises before leasing any other space in the Premises), and if Landlord shall relet the Premises during said period,

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Landlord shall credit Tenant with the rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the commercially reasonable expenses incurred or paid by Landlord in terminating this Lease or in reentering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitations, altering and preparing the Premises for new tenants, brokers’ commissions, reasonable legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from reletting, except to the extent that such net rents are actually received by Landlord. Any expenses for altering or otherwise preparing the Premises for relet shall be chargeable to Tenant hereunder only to the extent that these sums, when added to the other sums due from Tenant under Subsection 16(a)(ii) hereof, do not exceed the amount for which Tenant would have been liable and Landlord Proceeded with its remedies under Subsection 16(a) hereof and not made any attempt to relet the Premises (without applying the discount provided in that subsection). If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent received upon such reletting shall be presumed to be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting (but such presumption may be rebutted by Tenant’s submission of proper proof to the contrary). Landlord shall not be liable in any way whatsoever for its inability to relet the Premises or any part thereof, or if the Premises or any part thereof are relet, for its inability to collect the rent under such reletting, and no such inability to relet or collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease.

(b)                                 Successive Suits, etc. Suit or suits, for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this lease would have expired if it had not been so terminated under the provisions of Article 15, or under any provisions of law, or had Landlord not re-entered the Premises. Subject to the limitations expressed in Subsection 16(a)(ii), nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Premises for the default of Tenant under this lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 16(a).

(c)                                  Interest. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under Article 16, if any Rent or damages payable hereunder by Tenant is not paid within seven (7) days after demand therefor, the same shall bear interest at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be additional rent hereunder.

17.                               HOLDOVER. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, without demand, in as good condition as when delivered to Tenant, reasonable wear and tear and damage by fire or other casualty excepted. If Tenant shall remain in possession of the Premises after the termination of this Lease, and hold over for any reason, Tenant shall be deemed guilty of unlawful detainer; or, at Landlord’s election, Tenant shall be deemed a holdover tenant and shall pay to Landlord monthly Rent equal to one hundred fifty percent (150%) of the total Rent payable hereunder during the last month prior to any such holdover, as well as any other damages incurred by Landlord as a result of such holdover. Should any of Tenant’s property remain within the Premises after the Termination of this Leas, it shall be deemed abandoned, and Landlord shall have the right to store or dispose of it at Tenant’s cost and expense.

18.                               RIGHT TO CURE TENANT’S DEFAULT. In the event Tenant is in Default under any provision of this Lease, other than for the payment of Rent, and Tenant has not cured same within thirty (30) days after receipt of Landlord’s written notice, Landlord may cure such Default on behalf of Tenant, at Tenant’s expense. Landlord may also perform any obligation of Tenant, without notice to Tenant, should Landlord deem the performance of same to be an emergency. Any monies expended by Landlord to cure any such Default(s), or resolve any deemed emergency shall be payable by Tenant as Additional Rent. If Landlord incurs any expense, including reasonable attorney’s fees, in prosecuting and/or defending any action or proceeding by reason of any emergency or Default, Tenant shall reimburse Landlord for same, as Additional Rent, with interest thereon at thirteen percent(13%) annually from the date such payment is due Landlord.

19.                               HOLD HARMLESS. Landlord shall not be liable to Tenant for any damages to the Premises or the Property, nor for any damages to Tenant on or about the Property, nor for any other damages arising from the action or negligence of Tenant, co-tenants or other occupants of the Property; and Tenant hereby releases, discharges and subject to the waiver in Paragraph 19 below shall indemnify, hold harmless and defend Landlord, at Tenant’s sole cost and expense, from all losses, claims, liability, injury to persons or property of the parties hereto or of third persons, to the extent caused by Tenant’s use or occupancy of the Premises, Tenant’s breach of any covenant under this Lease, or Tenant’s use of any equipment, facilities or property in, on. Or adjacent to the Property. In the event any suit shall be instituted against Landlord by any third person for which Tenant is hereby indemnifying and holding Landlord harmless, Tenant shall defend such suit at Tenant’s sole cost and expense with

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counsel reasonably satisfactory to Landlord; or, in Landlord’s discretion, Landlord may elect to defend such suit, in which event Tenant shall pay Landlord, as Additional Rent, Landlord’s reasonable costs of such defense.

20.                               CONDEMNATION. If the whole or any part of the Property or the Premises shall be taken in condemnation, or transferred by agreement in lieu of condemnation, either Tenant or Landlord may terminate this lease by serving the other party with written notice of same, effective as of the taking date; provided in the case of termination the Premises (or the remaining portion thereof) may no longer be adequately used for the purpose set forth in Paragraph 2 of this Lease. If neither Tenant nor Landlord elect to terminate this Leas as aforesaid, then this Lease shall terminate on the taking date only as to that portion of the Premises so taken, and the Rent and other charges payable by Tenant shall be reduced proportionally taking into account the impact of any reduction in the Property as well. Landlord shall be entitled to the entire condemnation award for all realty and improvements. Tenant shall only be entitled to an award for Tenant’s fixtures, personal property, and moving expenses, provided Tenant independently petitions the condemning authority for same. Notwithstanding the aforesaid, if any condemnation takes a portion of the parking area the result of which does not reduce the minimum required parking ration below that established by local code or ordinance, this Lease shall continue in full force and effect without modification.

21.                               INSURANCE. Landlord shall maintain in full force and effect policies of insurance covering the Property in an amount not less that the Property’s “replacement cost”, as such term is defined in the Replacement Cost Endorsement attached to such policy, insuring against physical loss or damage generally included in the classification of “all risk” coverage. Except as set forth below, such insurance shall be for the sole benefit of Landlord, and under Landlord’s sole control.

Tenant shall maintain in full force and effect throughout the term of this Lease policies providing “all risk” insurance coverage protecting against physical damage (including, but not limited to, fire, lightning, extended coverage perils, vandalism, sprinkler leakage, water damage, collapse, and other special extended perils) to the extent of 100% of the replacement cost of Tenant’s property and improvements, as well as broad form comprehensive or commercial general liability insurance, in an occurrence form, with a combined single limit of not less than $1,000,000 per occurrence and $2,000,000 aggregrate, or for a greater amount as may be reasonably required by Landlord from time to time. All such policies shall be of a form and content reasonably satisfactory to Landlord; and Landlord, its Property Manager, any Mortgagee and 335-95 Phoenixville Pike Associates, shall be named as an additional insured on all such policies. All policies shall be with companies licensed to do business in the State of Pennsylvania, and be financially responsible. Tenant shall furnish Landlord with certificates of all policies at least ten (10) days prior to occupancy’ and, further, such policies shall provide that not less than thirty (30) days written notice be given to Landlord before any such policies are canceled or substantially changed to reduce the insurance provided thereby. All such policies shall be primary and non-contributing with or in excess of any insurance carried by Landlord. Tenant shall not do any act which may make void or voidable any insurance on the Premises or Property; and, in the event Tenant’s use of the Premises shall result in an increase in Landlord’s insurance premiums, Tenant shall pay to Landlord upon demand, as Additional Rent, an amount equal to such increase in insurance.

Landlord and Tenant hereby mutually waive any and all right of recovery against one another, directly or by way of subrogation or otherwise, due to the negligence of either party, their agents or employees, for real or personal property damage occurring to the Premises, the Property, or any personal property located therein, from perils agreed to be insured against in the aforesaid policies (whether or not such insurance is actually carried). Each party shall have the affirmative duty to inform their respective insurance carriers of the Paragraph and the mutual waiver of subrogation contained herein.

22.                               MORTGAGES. This Lease is subject and subordinated to any mortgages, deeds of trust or underlying leases, as well as to any extensions or modifications thereof (hereinafter collectively referred to as “Mortgages”), now of record or hereafter placed of record. In the event Landlord exercise its option to further subordinate this Lease, Tenant shall at the option of the holder of said Mortgage attorn to said holder. Any subordination shall be self-executing, but Tenant shall, at the written request of Landlord, execute such further assurances as Landlord deems desirable to confirm such subordination. In the event Tenant should fail or refuse to execute any instrument required under the Paragraph, within fifteen (15) days after Landlord’s request, Landlord shall be granted a limited power of attorney to execute such instrument in the trust or other commercial paper, requires a modification of this Lease which does not increase Tenant’s Rent hereunder, or does not materially change any obligation of Tenant hereunder, Tenant agrees to execute appropriate instrument to reflect such modification, upon request by Landlord.

Landlord shall obtain from any existing mortgagee and any future mortgagee a non-disturbance agreement in favor of Tenant pursuant to which such mortgagee will agree to recognize this Lease and not disturb Tenant’s possession hereunder allowing any foreclosure so long as no Event of default has occurred and is continuing beyond applicable grace periods.

23.                               LIENS. Tenant shall not mortgage or otherwise encumber or allow to be encumbered its interest herein without obtaining the prior written consent of Landlord. Should Tenant cause any mortgage, lien or other encumbrance (hereinafter singularly or collectively referred to as “Encumbrance”) to be filed, against the Premises the Property, Tenant shall dismiss or bond against same within fifteen (15) days after the filing thereof. If Tenant fails to remove said Encumbrance within said fifteen(15) days, Landlord shall have the absolute right to remove said Encumbrance by whatever measures Landlord shall deem convenient including, without limitation, payment of such Encumbrance, in which event Tenant shall reimburse Landlord, as Additional Rent, all costs expended by

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Landlord, including reasonable attorney fees, in removing said Encumbrance. All of the aforesaid rights of Landlord shall be in addition to any remedies which either Landlord or Tenant may have available to them at laws or in equity.

24.                               GOVERNMENT REGULATIONS. Tenant, at Tenant’s sole cost and expense, shall conform with all laws and requirements of any Municipal, State, or Federal, authorities no in force, or which may hereafter be in force, pertaining to Tenant’s use of the Premises, as well as any requirement of Landlord’s insurance carrier with respect to Tenant’s use of the Premises. The judgment of any court, or and admission of Tenant in any action or proceeding at law, whether Landlord be a party thereto or not, shall be conclusive of the fact as between Landlord and Tenant. Landlord shall be solely responsible for ensuring compliance of the Property and Premises with such laws and requirements.

25.                               NOTICES. All Rents which are required to be paid by Tenant shall be delivered to Landlord by the United States Mail, postage prepaid, at Landlord’s address set forth below or other address Landlord may specify from time to time. All notices which are required to be given hereunder shall be in writing, and delivered by either (a) United States registered or certified mail, or (b) an overnight commercial package courier/delivery service with a follow-up letter sent by United States mail’ and such notices shall be sent postage prepaid, addressed to the parties hereto at their respective addresses below:

TENANT:	LANDLORD:

APOP Corporation	335-95 Phoenixville Pike Associates
John M. Gill, CEO	100 Devereux Road
365 Phoenixville Pike	Glenmoore, PA 19343
Malvern, PA 19355

Either party may designate a different address by giving notice to the other party of same at the address set forth above. Notices shall be deemed received on the date of the return receipt. If any such notices are refused, or if the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed received on the date the notice-receipt is returned stating that the same was refused or is undeliverable at such address.

26.                               PARKING. Tenant shall be liable for all vehicles owned, rented or used by Tenant or Tenant’s agents and invitees in or about the Property. Tenant shall not store any equipment, inventory or other property in any trucks, nor store any trucks on the parking lot of the Property. Notwithstanding the aforesaid, in the event the Premises have access to a loading dock which exclusively services the Premises, and not other space, Tenant may store one or more of its vehicles in and about such dock area, provided such stage does not restrict truck access or maneuverability for any other tenant or person to or from any other loading dock which does not exclusively service the Premises, Tenant shall not park its trucks in the dock area longer than the time it takes to reasonably load or not park its trucks in the dock area longer than the time it takes to reasonably load or unload its trucks. In no event shall Tenant park any vehicle in or about a loading dock which exclusively services another tenant within the Property, or in a thoroughfare, driveway, street, or other area not specifically designated for parking. Landlord reserves the right to establish uniform rules and regulations for the loading and unloading of trucks upon the Property, which rules may include the right to designate specific parking spaces for tenants’ use. Upon request by Landlord, Tenant shall move its trucks and vehicles if, in Landlord’s reasonable opinion, said vehicles are in violation of any of the above restrictions.

27.                               OWNERSHIP. Notwithstanding anything in this Lease to the contrary, the term “Landlord” as used in this Lease, shall be defined as the current owner of the Property. In the event of any transfer of the Property, the party conveying same shall thereafter be automatically released from all liability with respect to Landlord’s performance of any obligations thereafter occurring or covenants thereafter to be performed. It is expressly understood and agreed that none of Landlord’s covenants under this Lease are personal in nature, and that Tenant agrees to look solely to the Property for recovery of any damages for breach or non-performance of any of the obligations of the Landlord hereunder.

28.                               SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of Twenty-Four Thousand Six Hundred Sixty-Seven Dollars ($24,667.00), as security for the full and faithful performance of Tenant’s obligations under this Lease. The parties agree that, unless otherwise required by law, Landlord shall not be required to keep said security deposit separate from its general funds, nor pay any interest thereon to Tenant. Such security deposit shall not be construed as an advance Rent payment, or as a measure of Landlord’s damages in the event of a Default by Tenant. If Tenant should be placed in Default with respect to any provision of this Lease, Landlord may apply all or a portion of said security deposit for the payment of any sum in Default or for the payment of any amount which Landlord expends by reason of such Default. If any portion of said deposit is so applied, Tenant shall deposit with Landlord, within five (5) days after receipt of Landlord’s written demand, an amount sufficient to restore said security deposit to its original amount. Upon the expiration of this Lease, Landlord shall return said security deposit to Tenant, provided Tenant has paid to Landlord all sums owing to Landlord under this Lease, and Tenant has returned the Premises to Landlord in or as good order and satisfactory condition as when Tenant took possession.

29.                               ESTOPPEL CERTIFICATES. Upon Landlord’s written request, Tenant shall execute and return to Landlord, within fifteen (15) days, a statement in writing certifying that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay any Rent or to perform

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any other covenants under this Lease, that there are no uncured Defaults or Landlord or Tenant, and setting forth the dates to which the Rent and other charges have been paid, and any other information reasonably requested by Landlord or, if any of such statements are not true, disclosing the facts to the contrary. In the event Tenant fails to return such statement within said fifteen (15) days, setting forth the above or, alternatively, setting forth those lease modifications, defenses and/or uncured Defaults, Tenant shall be in default hereunder or, at Landlord’s election, it shall be deemed that Landlord’s statement is correct with respect to the information therein contained. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchasers, mortgagee, or assignee of any mortgagee of the Property.

30.                               CONFESSION OF JUDGMENT.

Confession of Judgment for Possession.    SO LONG AS AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, TENANT HEREBY EXPRESSLY AUTHORIZES ANY ATTORNEY OR ANY COURT OF RECORD TO ACCEPT SERVICE OF PROCESS FOR, TO APPEAR FOR, AND TO CONFESS JUDGMENT AGAINST TENANT IN ANY AND ALL ACTIONS BROUGHT HEREUNDER BY LANDLORD AGAINST TENANT TO RECOVER POSSESSION of THE LEASED PREMISES (AND TENANT AGREES THAT UPON THE ENTRY OF EACH JUDGMENT FOR SAID POSSESSION A WRIT OF POSSESSION OR OTHER APPROPRIATE PROCESS MAY ISSUE FORTHWITH). SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED FROM TIME TO TIME AS OFTEN AS OCCASION THEREFORE SHALL EXIST. SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THE TERM AND DURING AND AT ANY TIME AFTER ANY EXTENSION OR RENEWAL OF THE TERM.

Confession of Judgment for Sums Owing.    SO LONG AS AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, TENANT HEREBY EXPRESSLY AUTHORIZES ANY ATTORNEY OR ANY COURT OF RECORD TO ACCEPT SERVICE OF PROCESS FOR, TO APPEAR FOR, AND TO CONFESS JUDGMENT AGAINST TENANT IN ANY AND ALL ACTIONS BROUGHT HEREUNDER BY LANDLORD AGAINST TENANT TO ENFORCE PAYMENT OF MONTHLY RENT PAYMENTS HEREUNDER, WHICH SUMS, IN ADDITION TO ALL OTHER SUMS PROVIDED IN THIS SECTION 30, SHALL INCLUDE COSTS OF SUIT, INTEREST AND AN ATTORNEY’S COMMISSION OF THE LESSER OF $25,000 OR FIVE PERCENT (5%) AND TO ISSUE A WRIT OF EXECUTION OR OTHER APPROPRIATE PROCESS FORTHWITH. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED FROM TIME TO TIME AS OFTEN AS OCCASION THEREFORE SHALL EXIST. SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THE TERM AND DURING AND AT ANY TIME AFTER ANY EXTENSION OR RENEWAL OF THE TERM.

Waiver of Notices and Hearings.    THIS LEASE CONTAINS A WARRANT OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, INGRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, TENANT, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR THE TENANT AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WIAVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRE-JUDGMENT NOTICE AND AN OPPORTUNITY FOR A PRE-JUDGMENT HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE. IT IS SPECIFICALLY ACKNOWLEDGED BY TENANT THAT LANDLORD HAS RELIED ON THIS WARRANT OF ATTORNEY IN ENTERING INTO THIS LEASE WITH TENANT.

31.                               INTENTIONALLY OMITTED.

32.                               PERSONAL PROPERTY TAXES.    Tenant shall timely pay all taxes assessed against Tenant’s personal property and all improvements to the Premises in excess of Landlord’s standard installations. If said personal property and improvements are assessed with the property of Landlord, Tenant shall pay to Landlord an amount equal to Tenant’s share of such taxes, within ten (10) days after receipt of Landlord’s statement for same.

33.                               BROKERAGE.    The parties warrant that they have only dealt with Trammel Crow as broker in connection with this transaction..

34.                               OPTION TO RENEW.    Tenant shall have the right, to be exercised as hereinafter provided, to renew this Lease for one (1) additional term (the “Extension Term”) of two (2) years upon the following terms and conditions:

(a)                                 At the same time of the exercise of the option and at the time of the commencement of the Extension Term, no Event or Default shall have occurred and be continuing nor shall Tenant have sublet more than fifty percent (50%) of the Premises to any unrelated or unaffiliated entities; and

(b)                                 The renewal shall be upon the same terms and conditions as are in effect immediately prior to the expiration of the then current term, except for the amount of Base Rent; and

(c)                                  There shall be no further privilege of renewal beyond the Extension Term expressly set forth above; and

(d)                                 Tenant’s exercise of its renewal right shall be by the delivery to Landlord, at least nine (9) months prior to the expiration of the then current term, of a written election to exercise its renewal right which becomes

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effective upon Tenant’s agreement to the calculation of the Fair Market Value of the rent (the “Extension Notice”); and

(e)                                  The Base Rent shall be adjusted in the first year of the Extension term to be fair market value of the Premises (as determined by Landlord pursuant to (f) below), but in no event shall the Base Rent be less than the amount that was the Base Rent immediately prior to such Extension Term.

(f)                                   “Fair market value” shall mean the then current market rent for office/warehouse space then being offered for rent at the Property and other office/warehouse buildings similar in age and quality to the Property and located in similar proximity to Great Valley Corporate Center, to a tenant proposing to sign a four year lease, and shall be determined as follows:

(i)                                     On or before the day which is one hundred eighty (180) days prior to the commencement of the Extension Term, Landlord shall notify Tenant in writing of the fair market value of the Premises, the Base Rent which Landlord proposes to charge during such Extension Term and the amount of tenant improvements that the Landlord proposes to pay. If Tenant either (a) notifies Landlord in writing within thirty (30) days after the date of Landlord’s notice that Tenant agrees to the Base Rent proposed by Landlord or (b) fails to object in writing to such proposed Base Rent within such thirty (30) days period, then the Base Rent proposed by Landlord shall be final and conclusive.

(ii)                                  If pursuant to subparagraph (f)(i) Tenant objects in writing to the Base Rent proposed by Landlord within the thirty (30) day period, then “fair market value” shall be determined as follows:

(A)                               On or before the date which is one hundred forty (140) days prior to the commencement of the term for the Extension Term, Landlord and Tenant shall each appoint a licensed independent real estate broker with at least seven (7) years active experience in the Metropolitan Philadelphia area currently active in negotiating office leases.

(B)                               On or before the date which is one hundred thirty (130) days prior to the commencement of the term for the applicable Extension Term, the two brokers appointed pursuant to subparagraph (f)(ii)(A) above shall choose a third broker, who shall also be a licensed independent real estate broker with at least ten years active experience in the Metropolitan Philadelphia area, currently active in negotiating office leases. If the two brokers appointed pursuant to subparagraph (f)(ii)(A) above are unable to agree upon a third broker within such ten (10) day period, then either broker, on behalf of both, may request that such appointment be made by the appropriate court of the Commonwealth of Pennsylvania.

(C)                               The valuation of the third broker appointed pursuant to subparagraph (f)(ii)(A) and (B) above of the fair market value of the Premises shall be completed within thirty (30) days after the appointment of such third broker. The middle evaluation of the three brokers shall be deemed to be the fair market value and the Base Rent for the Premises during the applicable Extension Term shall be the greater of such fair market value or the Base Rent in effect during the immediately preceding period. In the event Landlord and Tenant do not agree which is the middle evaluation, Landlord and Tenant shall submit all three (3) evaluations to an independent Certified Public Accountant for a final determination. Such valuation shall be contained in a written opinion delivered to both Landlord and Tenant setting forth the methodology, the research, the findings and thee conclusions. This written opinion is final and is provided for information purposes only.

(D)                               The cost of the services rendered by all brokers and accountants appointed pursuant to this subparagraph shall be shared equally by Landlord and Tenant.

35.                               Tenant’s right of first offer on adjacent space for expansion.    Landlord will make reasonable efforts to hold adjacent 4,000 square foot space vacant. Tenant may use this unsecured space for storage of miscellaneous items without cost with prior Landlord verbal approval. Landlord will, prior to leasing adjacent space, first offer Tenant the opportunity to lease the space. Landlord will present a written proposal, via certified mail, to Tenant. Tenant will have 10 days in which to accept said proposal. If no response is received by Landlord, then Landlord can proceed to lease space and this lease provision is no longer valid if the entire adjacent 4,000 square feet is leased to another company.

36.                               Landlord’s right to relocate Tenant.    If Landlord has need to expand existing adjacent Tenants, Landlord has option to relocate Tenant within the property so long as Landlord covers all reasonable cost associated with Tenants moving and provides a space of equal to or greater than existed prior to the move with the same necessary modifications required for equipment and at the same rent. Landlord will give Tenant six (6) months notice and will facilitate the construction of the new space and the move to minimize any disruption to the Tenant’s operations.

37.                               Covenant of Quiet Enjoyment.    Landlord covenants that Tenant, on paying the Base Rent, Additional Rent and other payments herein reserved or required and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of the Tenant to be kept, observed and performed shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements thereof.

38.                               SEVERABILITY.    In the event any provision of this Lease is invalid or unenforceable, the same shall not affect or impair the validity or enforceability of any other provision.

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39.                               MISCELLANEOUS. (a) In addition to the terms and conditions set forth herein, Landlord and Tenant shall be bound by those certain Rules and Regulations, set forth on Exhibit “B”, attached hereto and made a part hereof.

(g)                                All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions,” as well as “covenants” as though both words were used in each separate instance.

(h)                               This Lease shall not be recorded by Tenant without the prior written consent of Landlord.

(i)                                   The paragraph headings appearing in this Lease are inserted only as a matter of convenience, and in no way define or limit the scope of any paragraph.

(j)                                  Except with respect to Tenant’s obligation for the payment of Rent hereunder, in the event any obligation to be performed by either Landlord or Tenant is prevented or delayed due to labor disputes, acts of God, inability to obtain materials, government restrictions, casualty, or other causes beyond the control of the parties hereto, the party liable to perform such obligation shall be excused from performing same for a period of time equal to any aforesaid delay.

(k)                               Submission of this Lease shall not be deemed to be an offer, or an acceptance, or a reservation of the Premises; and Landlord shall not be bound hereby until Landlord has delivered to Tenant a fully executed copy of this Lease, signed by both of the parties on the last page of this Lease in the spaces herein provided. Until such delivery, Notwithstanding anything contained herein to the contrary, Landlord may withhold  possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by Paragraph 28 of this Lease, and the first month of Base Rent as set forth in Paragraph 4 of this Lease.

(g)                                This Lease and the parties’ respective rights hereunder shall be governed by the laws of the State of Pennsylvania. In the event of litigation, suit shall be brought in Chester County, and Landlord and Tenant hereby waive any and all right to a trial by jury on any issue to enforce any term or condition of this Lease, or with respect to Landlord’s right to terminate this Lease, or terminate Tenant’s right of possession.

(i)                                   Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises and/or any claim or injury or damage and any emergency statutory remedy or any other statutory remedy.

(j)                                  This lease is modified and affected by the following Exhibits which are attached hereto and made a part hereof.

Exhibit “A”:                             Floor Plan

Exhibit “B”:                             Rules and Regulations

Exhibit “C”:                             Construction Improvements

40.                               NO REPRESENTATIONS, ENTIRE AGREEMENT.    Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representation, promises or statements, whether written or oral, except to the extent that the same are expressly set forth in this Lease, and Tenant agrees that it is accepting the Premises in “AS IS” condition except as noted on Exhibit “C” and in Article 11 and 24 herein. All understandings and agreements heretofore had between the parties are merged in this Lese, which alone fully and completely expresses the agreement of the parties and which has been entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease.

WHEREFORE, THE UNDERSIGNED TENANT ACKNOWLEDGES THAT IT FULLY UNDERSTAND STHE CONFESSIONS OF JUDGMENT AND WAIVERS CONTAINED IN SECTION 30 HEREOF AND THAT THE LANDLORD-TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE.

Landlord and Tenant have respectively signed and sealed this Lease the day and year first above written.

TENANT:		LANDLORD:

APOP Corporation		335-95 Phoenixville Pike Associates

By:	/s/ John M. Gill	By:	/s/ Joseph E. Heim
	John M. Gill, CEO		Glen Oak Management, it’s General Partner Joseph E. Heim, Member

Attest/Witness:

By:	[ILLEGIBLE]	By:	[ILLEGIBLE]

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EXHIBIT “A”

EXHIBIT “B”

RULES AND REGULATIONS

Tenant agrees to comply with the following rules and regulations, and any subsequent rules or regulations which Landlord may reasonably adopt or modify from time to time. Tenant shall be bound by such rules and regulations to the same extent as if such rules and regulations were covenants of this Lease; and any non-compliance thereof shall constitute grounds for Default under this Lease. Landlord shall not be liable for the non-observance of said rules and regulations by any other tenant.

(1)                                 Tenant shall not use any picture or likeness of the Property in any notices or advertisements, without Landlord’s prior written consent.

(2)                                 In the event Tenant requires any telegraph, telephone or satellite dish connections, Landlord shall have the right to prescribe additional rules and regulations regarding the same including but not limited to, the size, manner, location and attachment of such equipment and connections.

(3)                                 No additional locks shall be placed upon any door of the premises, and Tenant shall not permit any duplicate keys to be made, without the prior consent of Landlord. Upon the expiration or earlier termination of this Lese, Tenant shall surrender to Landlord all keys to the premises and Property.

(4)                                 Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, or carry on any mechanical business within the Premises. Tenant shall not use any fuel source with the Premises other than the fuel source(s) provided by Landlord.

(5)                                 Tenant shall not create or allow any foul or noxious gas, noise, odors, sounds, and/or vibrations to emanate from the Premises, or create any interference with the operation of any equipment or radio or television broadcasting/reception from within or about the Property, which may obstruct or interfere with the rights of other tenant(s) in the Property.

(6)                                 All sidewalks, loading areas, stairways, doorways, corridors, and other common areas shall not be obstructed by Tenant or used for any purpose other than for ingress and egress. Landlord retains the right to control all public and other areas not specifically designated as the Premises, provided nothing herein shall be construed to prevent access to the Premises or the common areas of the Property by Tenant or Tenant’s invitees.

(7)                                 Tenant shall not install any window treatments other than existing treatments or otherwise obstruct the windows of the Premises without Landlord’s prior written consent.

(8)                                 After business hours, Tenant shall lock all doors and windows of the Premises which enter upon any common areas of the Property; and Tenant shall be liable for all damages sustained by Landlord or other tenants within the property resulting from Tenant’s default or carelessness in this respect.

(9)                                 Any persons who shall be employed by Tenant for the purpose of cleaning the Premises shall be employed at Tenant’s cost. Tenant shall indemnify and hold Landlord harmless from all losses, claims, liability, damages, and expenses for any injury to person or damage to property of Tenant, or third persons, caused by Tenant’s cleaning contractor.

(10)                          Tenant shall not canvass or solicit business, or allow any employee of Tenant to canvass or solicit business, from other tenants in the Property, unless the same is within the scope of Tenant’s normal business.

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EXHIBIT “C” TO LEASE
CONSTRUCTION IMPROVEMENTS
SCOPE OF WORK
365 Phoenixville Pike
Malvern, PA

Scope of Work

The purpose of this document is to define the improvements to the existing space which shall be provided by the Landlord.

Lab Space

Two 20’ x 30’ Lab Modules will be constructed; one (1) for Chemistry and one (1) for Biology. In addition, a service corridor and an NMR space will be constructed; all as shown on Exhibit “A”.

Lab Benches:

(a)                                 Chemistry Lab

Chemistry Lab will be furnished with 4 — 8’ standard chemical fume hoods. Benches will be metal casework with 1” epoxy work surface. Center bench will be 18’ long and contain one deep bowl polypropylene sink with gooseneck faucet with hot and cold water.

(b)                                 Biology Lab

Biology Lab will be furnished with one (1) existing 6’ hood on existing metal casework. Center bench will be 18’ long metal casework and epoxy work surface and contain one (1) deep bowl polypropylene sink with hot and cold water.

Doors: Two doors will be provided into each Lab Module, one 42” wide door from the service corridor and one 36” wide from the office corridor. Doors will be push-pull with closer. Doors will be painted hollow metal flush doors with painted hollow metal frames with half glass vision panels.

Vision Panels: Each lab will have one (1) 4’ x 4’ Vision Panel in wall between lab and service corridor.

Floor Finish in Lab: 12” x 12” commercial vinyl composition tile.

Floor Finish in Service Corridor: 12” x 12’ commercial vinyl composition tile.

Walls in Lab: Water base epoxy paint on gypsum wall surface.

Ceiling in Lab and Service Corridor Space: New 2 x 4 x 5/8” Armstrong Miniboard type suspended ceiling tile with white aluminum faced standard ceiling grid. Ceiling in Lab will be 9’ high.

Safety Washes: As per OSHA, the bench sink will contain one eyewash, plus one ceiling suspended chemical wash shower located in the service corridor.

Lab Lighting: 2’ x 4’ prismatic lens lay-in fluorescent fixtures spaced to maintain approximately 80fc at bench top.

Service Corridor Power: Allowance for eight (8) receptacles.

Lab Power: 120v Normal Power, each center bench with six (6) receptacles each with two 20amp 120v circuits. Allowance for ten (10) wall outlets in each module.

Automatic Fire Suppression System and Alarms: Fully Sprinklered as per “Ordinary Hazard.” Fire alarms and strobes as per code.

Hoods: Includes four (4) chemical fume hoods in Chemistry. Hoods are equipped with combination sash, 1 cup sink, cold water and 2 —110V receptacles.

Lab HVAC: Once-Thru air with air quantity sufficient to provide 100 FPM at 1/2 sash for four (4) chemical fume hoods for Chemistry Lab module. Exhaust ducted to a common exhaust system.

HVAC Controls: Individual control for each Lab Module.

HVAC Performance Parameters at Lab and Support Space:

Summer:                      72 degree F db, 50% RH (3+/- degree F db, +/- 7.5% RH)

Winter:                                70 degree F db, 35% RH (3+/- degree F db, +/- 7.5% RH)

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Scope of Work (cont’d)

Office Space

Office Space is existing with the following exceptions:

•                  Carpeting: Open areas will be carpeted with the building standard carpet-tile and vinyl base. Offices will be carpeted with building standard broadloom and vinyl base.

•                  Wall changes to be constructed as shown on Exhibit “A”

•                  Replace All Ceiling Tile

•                  Add aluminum and glass entrance door at front entrance to form vestibule. Door will have electric strike and remote control.

•                  Replace lighting fixtures in Conference Room with parabolic lenses.

•                  Provide power receptacle at entrance alcove for fax machine.

Miscellaneous

An aluminum/glass window will be installed in the rear wall of the building behind the Chemistry Lab as indicated on Exhibit “A”.

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FIRST AMENDMENT TO OFFICE/LABORATORY LEASE

THIS FIRST AMENDMENT TO OFFICE/LABORATORY LEASE (this “Amendment”) is entered into as of this 20th day of July, 2006, by and between BMR-335-395 PHOENIXVILLE PIKE LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to 335-95 Phoenixville Pike Associates (“Original Landlord”), and TETRALOGIC PHARMACEUTICALS CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.                                    WHEREAS, Original Landlord and Tenant entered into that certain Office/Laboratory Lease dated as of April 30, 2004 (the “Lease”), whereby Tenant leases certain premises (the “Original Premises”) from Landlord at 365 Phoenixville Pike in Malvern, Pennsylvania (the “Building”);

B.                                    WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, expand the premises and extend the term; and

C.                                    WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                           Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2.                                           Extension Term. In Section 3 of the Lease, “31st day of July, 2007” is hereby replaced with “31st day of July, 2013”. The period from August 1, 2007, through July 31, 2013, is referred to herein as the “Extension Term.”

3.                                           Premises: In addition to the Original Premises, as of the Additional Premises Commencement Date (as defined below), Tenant shall lease approximately ten thousand (10,000) additional square feet of office and laboratory space in the Building as shown on Exhibit A hereto (the “Additional Premises”), subject to adjustment based on actual constructed square footage. From and after the Additional Premises Commencement Date, the term “Premises” as used in the Lease shall mean the Original Premises plus the Additional Premises.

4.                                           Commencement Date. The term for the Additional Premises shall commence upon the date (the “Additional Premises Commencement Date”) that is the later of (a) August 1, 2006, or (b) substantial completion of the Tenant Improvements (as defined below), but in no event later than October 1, 2006.

Form dated 12/12/05

5.                                      Rent. From and after the Additional Premises Commencement Date, Tenant shall pay Base Rent of Eleven and 50/100 Dollars ($11.50) per rentable square foot annually for the Additional Premises. The Base Rent on the Original Premises and the Additional Premises shall be increased on each annual anniversary of the Additional Premises Commencement Date by three percent (3%). Notwithstanding the foregoing, Tenant shall not be required to pay Base Rent with respect to four thousand (4,000) rentable square feet of the Additional Premises for the first seventeen (17) months after the Additional Premises Commencement Date.

6.                                      Operating Expenses. Notwithstanding anything in the Lease to the contrary, from and after the Additional Premises Commencement Date, Tenant’s pro rata share shall equal thirteen and forty-one hundredths percent (13.41%).

7.                                      Tenant Improvements.

(a)                                 Tenant shall cause to be constructed the tenant improvements in the Additional Premises (the “Tenant Improvements”) pursuant to the Work Letter attached as Exhibit B hereto at a cost to Landlord (the “Tenant Improvement Allowance”) not to exceed Three Hundred Thousand Dollars (i.e., Thirty Dollars ($30) per rentable square foot of Additional Premises). The Total TI Allowance (as defined below) shall be used solely to pay the costs of (i) construction, (ii) project management by Landlord (which fee shall not exceed four percent (4%) of the Total TI Allowance, (iii) third party project management fees, (iv) IT installation, (v) costs and fees for space planning, architect, engineering and other related services and (vi) building permits and other planning and inspection fees. If the total cost of the Tenant Improvements exceeds the Total TI Allowance, then the overage shall be paid promptly by Tenant upon Tenant’s receipt of evidence of overage from Landlord. Tenant shall have twelve (12) months from the Additional Premises Commencement Date to expend the unused portion of the Tenant Improvement Allowance, after which date Landlord’s obligation to fund such costs shall expire.

(b)                                      In addition to the Tenant Improvement Allowance, Landlord shall make available to Tenant Seventy Dollars ($70) per rentable square foot (the “Additional TI Allowance” and, collectively with the Tenant Improvement Allowance, the “Total TI Allowance”) of Additional Premises to construct the Tenant Improvements. Tenant shall pay to Landlord, as additional rent, the expended portion of the Additional TI Allowance amortized over the Extension Term at an interest rate of eleven percent (11%). Tenant shall have twenty-four (24) months from the Additional Premises Commencement Date to expend the unused portion of the Additional TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.

(c)                                       [Intentionally omitted]

(d)                                      Tenant shall select the architect, engineer, general contractor and major subcontractors performing the Tenant Improvements, subject to Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay.

(e)                                       Notwithstanding any other provision herein or in the Lease to the contrary, (a) with regard to the Additional Premises, Tenant shall be responsible for all liabilities, costs and

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expenses arising out of or in connection with the compliance of the Tenant Improvements with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, defend and hold harmless Landlord from and against any loss, cost, liability or expense (including reasonable attorneys’ fees and disbursements) arising out of any failure of the Tenant Improvements to comply with the ADA and (b) Landlord shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the parking lots, common area walkways and landscaped areas surrounding the Property (collectively, the “Landlord Areas”) with the ADA, and Landlord shall indemnify, defend and hold harmless Tenant from and against any loss, cost, liability or expense (including reasonable attorneys’ fees and disbursements) arising out of any failure of the Landlord Areas to comply with the ADA. The provisions of this Section 7(d) shall survive the expiration or earlier termination of the Lease, as amended by this Amendment.

(f)                                   Possession of areas of the Additional Premises necessary for utilities, services, safety and operation of the Property is reserved to Landlord; provided, however, such areas shall not unreasonably restrict the use of the Additional Premises by Tenant for the use that is permitted by the Lease, and Landlord and its agents shall use commercially reasonable efforts to minimize any disturbance to Tenant when performing work in the Additional Premises related to utilities, services, safety and operation of the Property, and shall, except in the case of emergencies, provide Tenant with twenty-four (24) hours’ prior telephonic or written notice of any such work to be performed by Landlord or its agents.

(g)                                  Tenant shall have the right to access the Additional Premises from and after the date hereof in order to construct the Tenant Improvements.

8.                                           Security Deposit. Tenant shall, upon execution of this Amendment, pay to Landlord Forty-Five Thousand Dollars ($45,000) as an additional security deposit, which shall be held in accordance with Section 28 of the Lease.

9.                                           Condition of Premises. Tenant acknowledges that (a) it is in possession of the Original Premises and/or is fully familiar with the condition of the Additional Premises and the Original Premises and, notwithstanding anything contained in the Lease or this Amendment to the contrary, agrees to take the same in their condition “as is” as of the first day of the Extension Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Original Premises or the Additional Premises for Tenant’s occupancy for the Extension Term or to pay for any improvements to the Original Premises or the Additional Premises, except as may be expressly provided in the Lease or this Amendment.

10.                                    Broker. Each of Tenant and Landlord represents and warrants to the other party that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment other than Trammell Crow (“Broker”), and agrees to indemnify, defend and hold the other party harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it, other than Broker.

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Landlord shall compensate Broker in relation to this Amendment pursuant to a separate agreement between Landlord and Broker.

11.                                    No Default.

(a)                                 Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

(b)                                 Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant.

12.                                    Adjacent Space. Sections 34 and 35 of the Lease are hereby void and of no further force or effect.

13.                                    Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

14.                                    Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

15.                                    Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-335-395 PHOENIXVILLE PIKE LLC,

a Delaware limited liability company

By:
Name:	Gary A. Kreitzer
Title:	Executive Vice President

TENANT:

TETRALOGIC PHARMACEUTICALS CORPORATION,

a Delaware corporation

By:	/s/ John M. Gill
Name:	John M. Gill
Title:	President & CEO

EXHIBIT A

ADDITIONAL PREMISES

A-1

Exhibit A

EXHIBIT B

WORK LETTER

This Work Letter (the “Work Letter”) is made and entered into as of the 20th day of July, 2006, by and between BMR-335-395 PHOENIXVILLE PIKE LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to 335-95 Phoenixville Pike Associates (“Original Landlord”), and TETRALOGIC PHARMACEUTICALS CORPORATION, a Delaware corporation (“Tenant”), and is attached to and made a part of that certain First Amendment to Office/Laboratory Lease (the “Amendment”), by and between Landlord and Tenant for the Additional Premises located at 365 Phoenixville Pike in Malvern, Pennsylvania. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease, as amended by the Amendment (collectively, the “Lease”).

1.                                      General Requirements.

1.1.                            Tenant’s Authorized Representative. Tenant designates Mark McKinlay (“Tenant’s Authorized Representative”) as the person authorized to initial all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant’s Authorized Representative.

1.2.                            Schedule. The schedule for design and development of Tenant’s Work (as hereinafter defined), including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule prepared by Tenant (the “Schedule”), which Schedule shall be subject to Landlord’s reasonable approval. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3.                            Architects and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of Tenant’s Work shall be selected by Tenant and approved by Landlord.

2.                                      Tenant’s Work.

2.1.                            Tenant Work Plans. All work to be performed on the Additional Premises shall be performed by Tenant (“Tenant’s Work”) at Tenant’s sole cost and expense and without cost to Landlord (except for the Total TI Allowance) and in accordance with the Approved Plans (as defined below). The quality of Tenant’s Work shall be of a nature and character not less than (a) the quality of the tenant improvements in place at the Building as of the date of the Amendment and (b) Landlord’s building standards attached as Exhibit A hereto. Tenant shall submit such design drawings, plans and specifications as Landlord may reasonably request (the “Tenant Work Plans”). Tenant shall prepare and submit to Landlord for approval schematics covering Tenant’s Work prepared in conformity with the applicable provisions of this Work Letter (the “Draft Plans”). The Draft Plans shall contain sufficient information and detail to accurately describe Tenant’s proposed design to Landlord and such other information as Landlord may reasonably request. Tenant shall be

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solely responsible for ensuring that the Tenant Work Plans and the Draft Plans satisfy Tenant’s obligations for Tenant’s Work.

2.2.                            Landlord Approval of Plans. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Plans whether Landlord approves or reasonably objects to the Draft Plans and of the manner, if any, in which the Draft Plans are unacceptable. Any notice of unacceptable areas of the Draft Plans shall be in sufficient detail in order to permit Tenant to adequately respond to Landlord’s objections. Landlord shall not object to any Draft Plans that satisfy the requirements set forth in Section 2.1. If Landlord objects to the Draft Plans, then Tenant shall revise the Draft Plans and cause Landlord’s objections to be remedied in the revised Draft Plans. Tenant shall then resubmit the revised Draft Plans to Landlord for approval. Landlord shall respond within six (6) business days of Tenant’s submission of the Draft Plans to Landlord with its approval of or objection of the revised Draft Plans. Any subsequent review shall be in accordance with this Section 2.2, and shall be subject to the same standards as set forth in Section 2.1, until Landlord has approved the Draft Plans in writing; provided, however, that Landlord’s approval or objection shall be reasonable and shall not be unreasonably withheld or delayed. The iteration of the Draft Plans that is approved by Landlord without objection shall be referred to herein as the “Approved Plans.”

2.3.                            Completion of Tenant’s Work. Tenant shall perform and complete Tenant’s Work (a) in strict conformance with the Approved Plans, subject to minor changes and change orders approved by both parties, (b) otherwise in compliance with the Lease and (c) in accordance with applicable laws, Landlord’s insurance carriers and the board of fire underwriters having jurisdiction over the Additional Premises. Completion of Tenant’s Work shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.

2.4.                            Conditions to Performance of Tenant’s Work. Prior to the commencement of Tenant’s Work, Tenant shall submit to Landlord for Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, a list (the “Contractor List”) of the project managers, contractors and subcontractors that will perform Tenant’s Work. Landlord shall give Tenant notice in writing of its approval or disapproval of the Contractor List with ten (10) business days after Landlord’s receipt of the same. If Landlord disapproves of one or more parties on the Contractor List, Tenant shall revise the Contractor List and resubmit the same to Landlord for Landlord’s approval in accordance with the previous two (2) sentences, which Landlord shall approve or disapprove within five (5) business days of receipt by Landlord. For all subcontracts in excess of One Hundred Thousand Dollars ($100,000), Tenant shall require its general contractor to provide Tenant with at least three (3) competitive bids.

2.5.                            Requests for Consent. Except as specifically stated herein otherwise, Landlord shall respond to all requests for consents, approvals or directions made by Tenant pursuant to this Work Letter within ten (10) business days following Landlord’s receipt of such request. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord.

3.                                           Tenant’s Construction Obligations Shall Not Delay Commencement of the Term. Notwithstanding any Tenant Work to be performed by Tenant, the commencement of the Lease Term with respect to the Additional Premises and Tenant’s obligation to pay Rent shall not, under any circumstance, be extended or delayed, except to the extent such delay is due to Force Majeure or

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caused by Landlord’s gross negligence or willful misconduct. “Force Majeure” means, in each case only to the extent beyond Tenant’s reasonable control, (a) extreme weather conditions and (b) in each case not specific to Tenant, (i) strikes and (ii) shortages of labor, supplies or materials. Tenant shall perform promptly such of its obligations contained in this Work Letter as are to be performed by it. Tenant shall also observe and perform all of its obligations under the Lease from the Additional Premises Commencement Date.

4.                                           Completion of Tenant’s Construction Obligations. Tenant, at its sole cost and expense (except for the Total TI Allowance), shall complete Tenant’s Work described in this Work Letter in all respects in accordance with the provisions of the Lease and this Work Letter. Tenant’s Work shall be deemed completed at such time as Tenant, at its sole cost and expense (except for the Total TI Allowance) shall furnish to Landlord (a) evidence satisfactory to Landlord that (i) all Tenant’s Work has been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final waivers and releases of liens), (ii) all Tenant’s Work has been deemed by Landlord to be in accordance with the requirements of this Work Letter, (iii) any and all liens related to Tenant’s Work have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to Tenant’s Work are outstanding, (b) all certifications and approvals with respect to Tenant’s Work that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the Additional Premises have been issued, (c) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (d) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Additional Premises is in accordance with the Approved Plans and (e) complete drawing print sets and electronic CADD files on disc of all contract documents for work performed by their architect and engineers in relation to Tenant’s Work.

5.                                           Insurance. Prior to commencing Tenant’s Work, Tenant shall provide, or shall cause Tenant’s contractors and subcontractors to provide, to Landlord, in addition to the insurance required of Tenant pursuant to the Lease, the following types of insurance in the following amounts, upon the following terms and conditions:

5.1.                            Builders’ All-Risk Insurance. At all times during the period beginning with commencement of construction of Tenant’s Work and ending with final completion of Tenant’s Work, Tenant shall maintain, or cause to be maintained, casualty insurance in Builder’s All-Risk Form, insuring (a) Landlord and its affiliates, agents, employees, consultants and lenders and (b) Tenant’s contractors, as their interests may appear. Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Tenant’s Work and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, Tenant’s Work or any temporary structures on the Additional Premises, or is adjacent thereto. Said Builder’s All-Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and its affiliates, agents and employees.

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5.2.                                 Workers’ Compensation. At all times during the period of construction of Tenant’s Work, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory Workers’ Compensation insurance as required by applicable laws.

6.                                           Liability. Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees in the prosecution of Tenant’s Work, except to the extent caused by Landlord’s willful misconduct or gross negligence. Tenant agrees to indemnify, defend, protect and save free and harmless Landlord and Landlord’s affiliates, agents and employees from and against all losses and expenses, including reasonable attorneys’ fees and expenses, that Landlord may incur as the result of claims or lawsuits due to, because of, or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such claims or lawsuits; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s gross negligence or willful misconduct. Any deficiency in design or construction of Tenant’s Work shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing. All material and equipment furnished by Tenant as Tenant’s Work shall be new or “like new” and Tenant’s Work shall be performed in a first-class, workmanlike manner.

7.                                           Tenant Improvement Allowance.

7.1.                            Application of Total TI Allowance. Subject to Section 7 of the Amendment, Landlord shall contribute the Tenant Improvement Allowance and, if requested by Tenant, the Additional TI Allowance, toward the costs and expenses incurred in connection with the performance of Tenant’s Work, in accordance with the terms and provisions of the Lease.

7.2.                            Approval of Budget for Tenant’s Work. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to advance to Tenant any portion of the Total TI Allowance until Landlord shall have approved in writing the budget for the Tenant’s Work (the “Approved Budget”). Landlord shall have ten (10) business days from its receipt of the proposed budget to approve or disapprove the same. Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with Tenant’s Work as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to Tenant’s Work that exceed either (a) the amount of the Total TI Allowance (other than pursuant to Section 8.2) or (b) the Approved Budget, either on a line item or overall basis.

7.3.                            Advance Requests. Upon submission by Tenant to Landlord of (a) a statement (an “Advance Request”) setting forth the total amount requested, (b) a detailed summary of the Tenant’s Work performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect), (c) lien releases from the general contractor and each subcontractor and material supplier with respect to the portion of Tenant’s Work corresponding to the Advance Request, then Landlord shall, within five (5) business days following receipt by Landlord of an

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Advance Request and the accompanying materials required by this Section 7.3, advance to Tenant the amount set forth in such Advance Request; provided, however, that, with respect to any Advance Requests subject to the limits set forth in Section 7.2, Landlord shall advance to Tenant the requested amount as limited by Section 7.2. In the event that Landlord fails to timely advance funds in response to a properly submitted Advance Request, Landlord shall be liable to Tenant for interest on such amount at the rate specified in Section 16(c) of the Lease until such amount is paid by Landlord.

7.4.                            Application of the Total TI Allowance. Tenant may apply the Total TI Allowance for the payment of construction and other costs (including, without limitation, standard laboratory improvements; finishes; building fixtures; building permits; and architectural, engineering, design and consulting fees), in each case as reflected in the Approved Budget and the Approved Plans. In no event shall the Tenant Improvement Allowance be applied to the purchase of any furniture, personal property or other non-building system equipment.

8.                                      Changes. Any changes to Tenant’s Work (each, a “Change”) requested by Landlord or Tenant after Landlord approves the Approved Plans in writing shall be requested and instituted in accordance with the provisions of this Section 8 and shall be subject to the reasonable written approval of the other party.

8.1.                            Changes Requested by Tenant.

(a)                                 Tenant may request Changes after Landlord approves the Approved Plans by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “Tenant Change Order Request”), which Tenant Change Order Request shall detail the nature and extent of any requested Changes. If the nature of a Change requires revisions to the Approved Plans, then Tenant shall be solely responsible for the cost and expense of such revisions. Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.

(b)                                 Landlord shall approve or reject any Tenant Change Order Requests within five (5) business days of receipt thereof in accordance with the procedures established pursuant to Section 2. If Landlord does not approve in writing a Tenant Change Order Request, then such Tenant Change Order Request shall be deemed rejected by Landlord, and Tenant shall not be permitted to alter Tenant’s Work as contemplated by such Tenant Change Order Request.

8.2.                            Changes Requested by Landlord. Landlord may request Changes after Landlord approves the Approved Plans by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order form (a “Landlord Change Order Request”), which Landlord Change Order Request shall detail the nature and extent of any requested Changes. Tenant shall have five (5) business days after receipt of a Landlord Change Order Request to approve or reject the Landlord Change Order Request. If Tenant does not approve in writing a Landlord Change Order Request, such Request shall be deemed approved by Tenant. If the nature of a Change requires revisions to the Approved Plans, then Landlord shall be solely responsible for the cost and expense of such revisions. Landlord shall reimburse Tenant for all additional costs and expenses payable by Tenant to complete Tenant’s Work due to a Landlord Change Order Request in accordance with the payment provisions of this Work Letter. Any delay in a critical path item caused by the Landlord Change

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Order Request shall extend the Additional Premises Commencement Date and the free rent period on a day for day basis.

8.3.                            Preparation of Estimates. Tenant shall, before proceeding with any Change pursuant to either a Tenant Change Order Request or a Landlord Change Order Request, use its best efforts to prepare as soon as is reasonably practicable (but in no event more than ten (10) business days after delivering a Tenant Change Order Request to Landlord or receipt of a Landlord Change Order Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate on such Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant Change Order Request, approve or reject such Tenant Change Order Request in writing, or (b) in the case of a Landlord Change Order Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord requested Change. In the event Landlord abandons or does not proceed with a Landlord Change Order Request, Landlord shall promptly reimburse Tenant for all costs and expenses incurred in obtaining the estimates required under this Section 8.3.

9.                                           Miscellaneous.

9.1.                            Headings, Etc. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

9.2.                            Time of the Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

9.3.                            Covenants. Each provision of this Work Letter performable by Tenant shall be deemed both a covenant and a condition.

9.4.                            Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

9.5.                            Entire Agreement. The terms of this Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, other than the Lease.

9.6.                            Invalid Provisions. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

9.7.                            Construction. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

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9.8.                            Assigns. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 9.8 shall in any way alter the provisions of the Lease restricting assignment or subletting.

9.9.                            Authority. That individual or those individuals signing this Work Letter guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

9.10.                     Counterparts. This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

335-395 PHOENIXVILLE PIKE LLC,

a Delaware limited liability company

By:
Name:	Gary A. Kreitzer
Title:	Executive Vice President

TENANT:

TETRALOGIC PHARMACEUTICALS CORPORATION,

a Delaware corporation

By:	/s/ John M. Gill
Name:	John M. Gill
Title:	President & CEO

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EXHIBIT A TO WORK LETTER

BUILDING STANDARDS

B-A-1

BioMed Realty Trust, Inc.	tenant standards

BIOMED REALTY TRUST, INC.

BioMed Realty Trust, Inc.

Tenant Standards

Date:	September 12, 2005
Revision 1

The following describes items to be included in the tenant standards. This information is organized based on CSI division and/or section numbers.

Attachments:

Partition Details (

Ceiling Details (

Casework Details (

Division 6: Wood & Plastic

Section 06400: Architectural Woodwork

Wood Veneer designated WD- I. Maple wood veneer matching maple plastic laminate and vice versa.

Section 06411: Plastic Laminate Millworks

Office Area

1.              All P-Lam Cabinet Door pulls/hardware to be: Amerock, Esential’Z Open Arch Pull (part # 9363-G10) with concealed hinges, U.O.N. Cut sheet attached. Door pulls/hardware at conference room casework to be: Amerock, Galleria Pull (part # 24016-SS) with touch latch hardware.

2.              Copy Room casework: Plastic laminate countertop and base cabinet with drawers and doors.

3.              Copy/Mail Room casework: Plastic laminate countertop and base cabinet with drawers and doors. Mail slots design to be reviewed by BioMed Realty Trust, Inc.

4.              Coffee Room casework: Plastic laminate countertop and plastic laminate base cabinet with doors and drawer.

5.              Conference Room casework: Option A: Wood veneer casework designated WD- I (maple to match maple wood veneer door). Option B: Plastic laminate TBD.

6.              Equipment stations: Plastic laminate countertop with 18” drawer unit base cabinet at each end.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650.943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Lab Area

1.              All lab casework to be finished with matching (maple) chemical resistant high pressure plastic laminate and (LabTops or equal) 1” solid black epoxy countertop.

2.              All lab bench utility chases to be finish with (3-Form) translucent panel or perforated metal sheet support by aluminum C channels. Detail          , sheet A8.   .

3.              Reagent shelf at bench to be construct with 1” thick plywood core, finish with matching (maple) chemical resistant high pressure plastic laminate and brush aluminum finish stainless steel tubes support. Detail    , sheet A8.   .

4.              Provide Chicago Faucet 1300 series surface mounted electrical boxes where pedestal mounted electrical service is indicated.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650.943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Division 8: Doors and Windows

Office Area

Section 08126: Aluminum Frames

Aluminum door and window frames Option A: Advanced Architectural Frame (AFF).

Style: Venus. Throat 4-7/8” U.O.N. Finish: Clear Anodized aluminum. Option B: Series 318 by Western Integrated. Throat 4-7/8” U.O.N. Finish: Clear Anodized aluminum.

Section 08210: Wood Doors

I.                Typical Interior Wood Door: Solid core wood door (3’-O” x 9’-O”) with maple wood face veneer for transparent finish. Typical door hardware to consist of: (2 pair) butts, latch sets at conference rooms and locksets at offices (Schlage D series), door stop (Glynn-Johnson FB-I3). All hardware finish to be: S626 satin chrome. Doors from the exterior and at the interior, which separate entry points from the office areas, will receive card access (designated CA on sheet PP-2.O).

II.           Interior Glass Door when apply: 1/2” clear/frosted Herculite Glass Doors and glazing. All hardware finish to be: S626 satin chrome. Recessed top and bottom channels for glazing and hardware on doors.

Section 08305: Access Doors

I.                Fire-Rated: Fire-resistive rated flush stell panel door & flanged frame, 1-1/2 hour rating, continuous hinge, self-latching & key-operated flush lock & gypsum board installations.

Lab Area

Section 08100: Wood/Hollow Metal Doors & Frames:

I.                Typical Interior Wood Door: Solid core wood door (3’-O” x 9’-O”) with maple wood face veneer for transparent finish. All lab access doors required hardware locksets and vision-lite, U.O.N. Provide 10” S.S. kick plate at push side of all lab door.

-Optional Interior Hollow Metal Door in Lab Area when required: 18 gauge face sheets, flush seamless steel, insulated. Prime and finish with epoxy paint. Fill voids with non-combustible, moisture resistant mineral insulation. Close top edge with continuous 16 ga. flush channel filler at All doors. All lab access H/M doors required hardware locksets and vision-lite, U.O.N. Provide 10” S.S. kick plate at push side of door. (Replace kick-plate with 36” armor-plate on lab door when required.)

II.           Typical Hollow Metal Fames in all lab area: 16 gauge knock down units. Provide 3 rubber silencers at each door and 3 anchors per jamb and floor anchor each jamb; prime and finish with epoxy paint. Install glass stops on room side of frame.

Section 08800: Glazing

I.                Glass types to be used include; 1/4” clear tempered glass (office window), 1/4” frosted tempered glass (office sidelights), 1/4” clear or frosted tempered glass (at conference rooms). Extent and locations of glazing to be determined by tenants/architects.

II.           Wired Glass at rated Corridor U.O.N.: 1/4” thick, polished face with 24 B&W gauge wire arranged in baroque ‘square’ pattern.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650.943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Division 9: Finishes

Section 09250: Gypsum Board

Partitions and soffits as follows:

a.              One hour partition: Partition Type I, Detail      , sheet A8.     .

b.              Full height partitions (with insulation) at Conference Rooms: Partition Type     .

c.               Partition 6” Above Ceiling: Partition Type       , Detail     , sheet A8.   . Typical U.O.N.

d.              Typical partition with 6” metal stud furring where noted on plans.

e.               Soffits: 3-5/8” metal studs and 5/8” gyp. Board. Typical.

Section 09300: Toilet Room Ceramic Tile

Floor field tile: 2x2 Daltile D325 (Marble); floor accent tile: 2x2 Daltile D156 (Keystones)

Wall field tile: 4x4 Daltile 0140 (Silver Sage); wall accent tile: 4x4 Daltile 1452 (Cypress)

I.                All Toilet Room tile: ANSI 317.1 Standard grade.

II.           Provide bull-nose shapes at all free edges, corners where shown. Provide cove shapes at base & any other misc. shape needed for a complete installation that may not be shown or specified.

Section 09510: Acoustical Treatment

Acoustical ceilings as follows:

Office Area

a.              CL- I: Suspended acoustical ceiling tile and grid in reception, partial hallway and private offices:

I.                Tile: Armstong, Cirrus Second Look (white) 24” x 24” x 3/4”

II.           Grid: Armstrong Prelude Exposed Tee Grid System.

Ill.          Remarks: Provide 4” compasso edge trim where specified. Where ceiling is held back from soffit (exposing structure above) Paint all walls, ductwork, piping, conduit, structure, etc., above ceiling.

b.              CL-2: Suspended acoustical ceiling tile and grid at open office areas and partial hallway:

I.                Tile: Armstong, Tundra (white) 24”° x 48” x 5/8”

II.           Grid: Armstrong Prelude Exposed Tee Grid System.

c.               CL-3: 5/8” gyp. Bd. Ceiling (see section 09900 for finishes in various location)

Lab Area

d.              CL-4: Suspended acoustical ceiling tile and grid at lab area:

I.                Tile: CAPAUL: Envirogard (No substitute) Vinyl Faced Lay-in Tile (white) 24” x 48”

II.           Grid: Armstrong Prelude Exposed Tee Grid System.

e.               CL-5: Suspended acoustical ceiling tile in specialty lab area:

I.                Tile: Gridstone: Vinyl Faced Lay-in Tile, Edge sealed, Clean room type low particle count (white) 24” x 48”

II.           Grid: Donn, 1 1/2” Lay-in Ceiling Grid Dx with gasket sealant around all edges

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650.943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Section 09650: Resilient Flooring

Office Area

1.              Lobby/Reception

Field:	GenuWood II Vinyl Bonded (Maple)
Accent 1:	Plynyl Bamboo (Brick)
Accent 2:	Optional Porcelain Ceramic or Slate Tile

2.              Break Room/Mail & Copy Room

Field:	Forbo Linoleum: Marmoleum Real (3142 Umbra)
Accent 1:	Forbo Linoleum: Marmoleum Fresco (3826 Canyon)
Accent 2:	Forbo Linoleum: Artoleum Graphic (5311 Signo)

Optional 12”x12” VCT can be provided at Break, Copy/Mail room and Storage Rooms. Color TBD. (Three color pattern: VCT-1, 2 and 3)

Lab Area

3.              Lab Function Area:

Field:	Mannington BioSpec Sheet Flooring (15164 New Glacier)
Accent:	Mannington BioSpec Sheet Flooring (15161 Flax)

Optional 12”x12” VCT can be used when appropriate.

Field:	Substitute with Mannington Brushwork (703 Ecru) 12”x12” title
Accent:	Substitute with Mannington Brushwork (713 Florentine) 12”x12” title

Section 09685: Carpet

1.              Carpet C- 1: TBD.

2.              Carpet C-2: TBD.

Section 09910: Painting

Note:     Paint finish shall be:

Semi-gloss at cafeteria, coffee room, restroom, general wet lab and chemistry lab; Epoxy paint finish to be used in biology lab, tissue-culture lab and vivarium facility; Desco-Glaze finish to be used in cage-wash and glass-wash area;

1.              All other paint finish to be eggshell finish, U.O.N.

2.              Paint P-1 (white) U.O.N:

3.              Paint P-2 (accent color): TBD

4.              Paint P-3 (accent color): TBD

5.              Paint P-4 (accent color): TBD

6.              Paint P-5 (accent color): TBD

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650.943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Section 09940: Decorative Finishes

1.              To be determined by tenants/architects and review with BioMed Realty Trust, Inc.

Division 10: Specialties

Section 10160 Toilet Partitions

1.              Global Steel Products Corp. (or equal):            Floor anchored toilet compartments stainless steel #4 satin finish

Section 10800 Toilet Accessories

1.     TBD

Section 10999 Miscellaneous Specialties

Lab Area

1. Corner Guards:	Bobrick: B-633, 18 ga. Stainless Steel, 3 1/2” x 3 1/2” x full wall height, adhesive mounting.

2. Projecting Wall Guards:	Sani-Rail Wall Protection System with 4” wide aluminum metal band, mounting bracket & all necessary hardware for a complete system.

3. Face Mounted Wall Guards: (Optional)	Construction Specialties: High impact acrylic vinyl, C/S type SCR-40 with 3” wings, 1/[4]” radius corner.

4. Emergency Shower/Eye Wash:	WaterSaver Faucet: Barrier-free Combination Emergency Shower & swing-down Eye/Face Wash unit (or equal) with recessed stainless steel cabinet; Model: SSBF970

Division 11: Equipment

Section 11132 (Tenant Options)

1.              Motorized Front Projection Screens” Da-Lite Automatic Electric Projection Screen or equal
Type:           Director Electrol

Size:                 Vary depend on size of room

Section 11452: Coffee Room Equipment

1.              Dishwasher: Asko #1385. Color/Finish: TBD

2.              Garbage Disposal: In Sink Erator, Performance Plus Series, Model #77. Color: TBD

3.              Sink: Elkay, GECR-2521-R 25” x 2 1-1/4” x 5-3/8” type 302 stainless steel with American standard “Ceramix” single handle faucet model 200 I . (Quantity 4).

4.              Sink: Elkay, double bowl sink, type 302 stainless steel with American standard “Ceramix” single handle faucet model 2001. (Quantity I). Pantry only.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650.943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Division 12: Furnishings

Section 12484: Floor Mat and Frames

1.              Entry Mat: Pedimat: Model M2, All aluminum mill finish with SA I Serrated Aluminum Insert and ANG frame.

Section 12491: Window Treatment

1.              New treatment at exterior window to match established building standards.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650.943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Division 15: Plumbing

Section 15000

1.	Epoxy sink/faucet at lab benches:	Epoxy cup sink to match work surface (Furnish by lab cabinet vendor)

2.	Lab sink accessories: (Furnish by Plumbing Contractor)

• Paper towel dispensers: Bobrick B-2621; locations as shown on drawings

• Drying rack: Epoxy resin with PVC pegs, Detail     , sheet A8.   .

• Water Saver Faucet TBD

Provide fittings with colored plastic disk identification tags to match existing.

a.     Hot and Cold Water

b.     Laboratory Water

c.     Air, Vac, Gas

d.     (and others when necessary)

Division 16: Electrical

Section 16130

1.	WireMold: Open Space — Walker Poke-Thru Systems

Note: Tenants are required to provide Power/Data/Telecom poke-thru devices with flush trim under the center of conference table in each conference room.

Section 16500: Lighting

1.	Refer to light fixture specifications for light fixture type.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650.943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Itemized Light Fixture Schedule

Light	Light Fixture Description/Comments
Fixture
Type

Office Area

A	Type:	2’ x 2’ recessed direct/indirect fluorescent
	Manufacturer:	Lightolier
	Model:	Alter High Efficiency QHE2GPFOP224
	Location:	Private offices.

B	Type:	Suspended Pendant Light
	Manufacturer:	Lightolier (or equal)
	Model:	EYP Series 35 Degree Louver with perforated side reflectors
	Location:	Open Office Areas.

C	Type:	2’ x 4’ recessed direct/indirect fluorescent
	Manufacturer:	Lightolier
	Model:	Alter High Efficiency QHE2GPFOP4FT
	Location:	Hallway and corridor.

D	Type:	Recessed wall washer fluorescent light fixture.
	Manufacturer:	Prescolite
	Model:	CFW826EB-ST812 with white trim
	Location:	At wall washer locations.

E	Type:	Surface strip I x 4 Fluorescent light fixture.
	Manufacturer:	Welimade (or equal)
	Model:	204-248-2T8-SSB
	Location:	Storage/equipment room

F	Type:	Wall Sconces
	Manufacturer:	Lightolier
	Model:	Alter Soft Lights QVW8SPFOS2FT
	Location:	At hallways and stairs locations.

G	Type:	Optional Wall Sconces
	Manufacturer:	Sistemalux
	Model:	Blitz 2 Windows 180 (S.4063)
	Location:	At hallways and stairs locations.

	Type:	Optional Wall Sconces
	Manufacturer:	Sistemalux
	Model:	Fuse Wall (0890-HA-120)
	Location:	At hallways and stairs locations.

H	Exit signage	Edge-lit LED exit sign by Liteforms (DUAL LITE)

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650.943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Lab Area

I	Type:	1’ x 4’ recessed direct/indirect fluorescent
	Manufacturer:	Lightolier
	Model:	Alter High Efficiency QHEIGPFOP232
	Location:	In general lab locations

J	Type:	Recessed 1’ x 4’ Lay-in Fluorescent light fixture with seal gasket (in area required)
	Manufacturer:	Kleenseal KTR 100 featherweight series
	Model:	K-1-142-F32 G6 AP3-1
	Location:	In specialty lab locations

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650.943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Specialty Lab Finishes

1.	Vivarium Facility:

	Floor:	Versacolor aggregate filled polymer floor system, X-5 Series (or equal) (Multi-part epoxy resin/aggregate floor)
	Floor (alt. option):	TBD
	Wall:	Gyp. Bd. wall with epoxy paint finish
	Ceiling:	CL-3: 5/8” gyp. Bd. Ceiling with epoxy paint finish. Service access panels to be located wherever required
	Casework:	All caseworks in vivarium are to be metal with (LabTops or equal) 1” solid black epoxy countertop.
	Lighting:	Recessed 1’ x 4’ Lay-in Fluorescent light fixture with seal gasket (in area required) Manufacturer: Kleenseal KTR 100 featherweight series Model: K-1-142-F32 J6 AP3-1

2.	Cage-wash Area:

	Floor/Wall:	Glass Fiber Reinforced epoxy, Tnemec System 280.
	Floor Pit:	Harris Chemicals, U-Crete, HP-Q or Poly-Spec Flow Crete.
	Sewage Sumps:	NovoRez 351: Epoxy wall/floor
	Ceiling:	CL-3: 5/8” gyp. Bd. Ceiling with desco-glaze paint finish. Service access panels to be located wherever required
	Casework:	All caseworks in cage-wash area are to be metal with (LabTops or equal) 1” solid black epoxy countertop.
	Lighting:	Recessed 1’ x 4’ Lay-in Fluorescent light fixture with seal gasket (in area required) Manufacturer: Kleenseal KTR 100 featherweight series Model: K-1-142-F32 J6 AP3-1

General Notes to all tenants

1.     All tenants are to provide with new equipments/millwork Lab bench and casework.

2.     All lab equipment which required steam operation shall be self-generated.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650.943 1670 www.dowlergruman.com

SECOND AMENDMENT TO OFFICE/LABORATORY LEASE

THIS SECOND AMENDMENT TO OFFICE/LABORATORY LEASE (this “Amendment”) is entered into as of this 30th day of November, 2006, by and between BMR-335-395 PHOENIXVILLE PIKE LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to 335-95 Phoenixville Pike Associates (“Original Landlord”), and TETRALOGIC PHARMACEUTICALS CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.                                    WHEREAS, Original Landlord and Tenant entered into that certain Office/Laboratory Lease dated as of April 30, 2004 (the “Original Lease”), as amended by that certain First Amendment to Office/Laboratory Lease dated as of July 20, 2006 (the “First Amendment” and, collectively with the Original Lease, and as the same may have been further amended, supplemented or modified from time to time, the “Lease”), whereby Tenant leases from Landlord approximately four thousand (4,000) rentable square feet of premises pursuant to the Original Lease (the “Original Premises”) plus an additional approximately ten thousand (10,000) rentable square feet of premises pursuant to the First Amendment (the “Additional Premises”) at 365 Phoenixville Pike in Malvern, Pennsylvania (the “Building”);

B.                                    WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, relocate the premises; and

C.                                    WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      Definitions: For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2.                                      Change in Premises: Commencing upon the date hereof (the “Effective Date”), Tenant shall no longer lease the Additional Premises, but shall continue to lease the Original Premises until the Second Vacation Date (as defined below) and shall, in addition, lease approximately eleven thousand six hundred forty-three (11,643) rentable square feet of space known as 343 and 345 Phoenixville Pike (the “New Premises”), as shown on Exhibit A hereto.

3.                                      Vacation of Premises: Tenant shall vacate and surrender the Additional Premises no later than December 15, 2006, and the Original Premises no later than January 31, 2007, in each case in the condition required by the Lease for surrender of premises upon expiration or earlier termination of the Lease, including, without limitation, Section 8 of the Lease. The date upon which Tenant so vacates the Additional Premises is referred to herein as the “First Vacation Date.” The date

Form dated 12/12/05

upon which Tenant so vacates the Original Premises is referred to herein as the “Second Vacation Date.” If Tenant fails to timely vacate any premises in accordance with this Section, then Landlord shall have all rights and remedies under the Lease, at law or in equity, including under Section 17 of the Lease. From the Effective Date until the Second Vacation Date, the term “Premises,” as used in the Lease, shall refer to the Original Premises and the New Premises (provided that Tenant shall have the right to access the Additional Premises until the First Vacation Date for purposes of restoring such premises to their required condition and removing Tenant’s personal property, but Tenant shall not be responsible for paying Base Rent or Tenant’s pro rata share of taxes, insurance or common area maintenance charges on the Additional Premises with respect to any period after the Effective Date). From and after the Second Vacation Date, the term “Premises,” as used in the Lease, shall mean the New Premises.

4.                                      Base Rent: From and after the Effective Date, Tenant shall pay to Landlord Base Rent of Twenty-Seven and 50/100 Dollars ($27.50) per rentable square foot annually for the New Premises. Base Rent for the New Premises shall be increased on each annual anniversary of the Effective Date by three percent (3%).

5.                                      Operating Expenses: Notwithstanding anything in the Lease to the contrary, (a) from the Effective Date until the Second Vacation Date, Tenant’s pro rata share shall equal fourteen and ninety-five hundredths percent (14.95%), and (b) from and after the Second Vacation Date, Tenant’s pro rata share shall equal eleven and thirteen hundredths percent (11.13%).

6.                                      Tenant Improvements:

(a)                                 Tenant shall cause to be constructed the tenant improvements in the New Premises (the “Tenant Improvements”) pursuant to the Work Letter attached as Exhibit B hereto at a cost to Landlord (the “TI Allowance”) not to exceed One Hundred Ten Thousand Six Hundred Forty-Three Dollars (i.e., Ten Dollars ($10) per rentable square foot of New Premises). Tenant shall repay to Landlord, as additional rent, the TI Allowance fully amortized over the remaining term of the Lease at a rate of ten percent (10%). The TI Allowance shall be used solely to pay the costs of (i) construction, (ii) project management by Landlord (which fee shall not exceed four percent (4%) of the TI Allowance, (iii) third party project management fees, (iv) IT installation, (v) costs and fees for space planning, architect, engineering and other related services and (vi) building permits and other planning and inspection fees. If the total cost of the Tenant Improvements exceeds the TI Allowance, then the overage shall be paid promptly by Tenant upon Tenant’s receipt of evidence of overage from Landlord. Tenant shall have twelve (12) months from the Effective Date to expend the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.

(b)                                 Tenant shall select the architect, engineer, general contractor and major subcontractors performing the Tenant Improvements, subject to Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay.

(c)                                  Notwithstanding any other provision herein or in the Lease to the contrary, (a) with regard to the New Premises, Tenant shall be responsible for all liabilities, costs and expenses

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arising out of or in connection with the compliance of the Tenant Improvements with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, defend and hold harmless Landlord from and against any loss, cost, liability or expense (including reasonable attorneys’ fees and disbursements) arising out of any failure of the Tenant Improvements to comply with the ADA and (b) Landlord shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the parking lots, common area walkways and landscaped areas surrounding the Property (collectively, the “Landlord Areas”) with the ADA, and Landlord shall indemnify, defend and hold harmless Tenant from and against any loss, cost, liability or expense (including reasonable attorneys’ fees and disbursements) arising out of any failure of the Landlord Areas to comply with the ADA. The provisions of this Section 7(c) shall survive the expiration or earlier termination of the Lease, as amended by this Amendment.

(d)                                 Possession of areas of the New Premises necessary for utilities, services, safety and operation of the Property is reserved to Landlord; provided, however, such areas shall not unreasonably restrict the use of the New Premises by Tenant for the use that is permitted by the Lease, and Landlord and its agents shall use commercially reasonable efforts to minimize any disturbance to Tenant when performing work in the New Premises related to utilities, services, safety and operation of the Property, and shall, except in the case of emergencies, provide Tenant with twenty-four (24) hours’ prior telephonic or written notice of any such work to be performed by Landlord or its agents.

7.                                      Security Deposit: Upon the Effective Date, Tenant shall provide Landlord with an additional security deposit of Eight Thousand Three Hundred Sixty-Three and 75/100 Dollars ($8,363.75) (the “Additional Security Deposit”), for a total security deposit of Fifty-Three Thousand Three Hundred Sixty-Three and 75/100 Dollars ($53,363.75). The Additional Security Deposit may be in the form of cash, a letter of credit, or any other security instrument approved by Landlord.

8.                                      Right of First Refusal: Tenant shall have a one-time right of first refusal (“ROFR”) as to any rentable premises in the Building adjacent to the New Premises for which Landlord is seeking a tenant (“Available ROFR Premises”). In the event Landlord receives a bona fide offer to lease Available ROFR Premises from another tenant or potential tenant (the “Offer”), Landlord shall provide written notice thereof to Tenant (the “Notice of Offer”), specifying the terms and conditions of the Offer.

(a)                                 Landlord will send Tenant a Notice of Offer within ten (10) days after Landlord receives an Offer.

(b)                                 Within fifteen (15) days following its receipt of a bona fide Notice of Offer, Tenant shall advise Landlord in writing whether Tenant elects to lease the Available ROFR Premises on the terms and conditions set forth in the Offer. If Tenant fails to notify Landlord of Tenant’s election within said fifteen (15) day period, then Tenant shall be deemed to have elected not to lease the Available ROFR Premises.

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(c)                                  If Tenant timely notifies Landlord that Tenant elects to lease the Available ROFR Premises on the terms and conditions set forth in the Offer, then Landlord shall lease the Available ROFR Premises to Tenant upon the terms and conditions set forth in the Offer.

(d)                                 If Tenant notifies Landlord that Tenant elects not to lease the Available ROFR Premises on the terms and conditions set forth in the Offer, or if Tenant fails to notify Landlord of Tenant’s election within the fifteen (15)-day period described above, then Landlord shall have the right to consummate the lease of the Available ROFR Premises on the same terms as set forth in the Offer within ninety (90) days following Tenant’s election (or deemed election) not to lease the Available ROFR Premises. If Landlord does not lease the Available ROFR Premises within said ninety (90) day period, then the ROFR shall be fully reinstated, and Landlord shall not thereafter lease the Available ROFR Premises without first complying with the procedures set forth in this Section 8.

(e)                                  Notwithstanding anything in this Section 8 to the contrary, Tenant shall not exercise the ROFR during such period of time that Tenant is in default under any provision of the Lease, as modified by this Amendment. Any attempted exercise of the ROFR during a period of time in which Tenant is so in default shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the ROFR if Landlord has given Tenant two (2) or more notices of default under the Lease, as modified by this Amendment, whether or not the defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFR.

(f)                                   Notwithstanding anything in the Lease or this Amendment to the contrary, Tenant shall not assign or transfer the ROFR, either separately or in conjunction with an assignment or transfer of Tenant’s interest in the Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

9.                                      Right of First Refusal: Tenant shall have, until February 1, 2008, a one-time right of first offer (“ROFO”) any rentable premises in the Building up to five thousand (5,000) rentable square feet other than the Available ROFR Premises, in each case for which Landlord is seeking a tenant (“Available ROFO Premises”). In the event Landlord intends to make the Available ROFO Premises available to lease, Landlord shall provide written notice thereof to Tenant (the “Notice of Availability”).

(a)                                 Landlord will send Tenant a Notice of Availability within ten (10) days after Landlord determines to seek a tenant for any Available ROFO Premises.

(b)                                 Within fifteen (15) days following its receipt of Notice of Availability, Tenant shall advise Landlord in writing whether and on what material terms Tenant elects to lease the Available ROFO Premises. If Tenant fails to notify Landlord of Tenant’s election within said fifteen (15) day period, then Tenant shall be deemed to have elected not to lease the Available ROFO Premises.

(c)                                  If Tenant notifies Landlord that Tenant elects not to lease the Available ROFO Premises, or if Tenant fails to notify Landlord of Tenant’s election within the fifteen (15)-day period

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described above, then Landlord shall have the right to consummate the lease of the Available ROFO Premises with another tenant.

(d)                                 Notwithstanding anything in this Section 9 to the contrary, Tenant shall not exercise the ROFO during such period of time that Tenant is in default under any provision of the Lease, as modified by this Amendment. Any attempted exercise of the ROFO during a period of time in which Tenant is so in default shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the ROFO if Landlord has given Tenant two (2) or more notices of default under the Lease, as modified by this Amendment, whether or not the defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFO.

(e)                                  Notwithstanding anything in the Lease or this Amendment to the contrary, Tenant shall not assign or transfer the ROFO, either separately or in conjunction with an assignment or transfer of Tenant’s interest in the Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

10.                               Condition of Premises: Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Existing Premises, (b) notwithstanding anything contained in the Lease or this proposal to the contrary, it agrees to take the New Premises in their condition “as is” as of the Effective Date, and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the New Premises for Tenant’s occupancy or to pay for any improvements to the New Premises, except for funding the TI Allowance in accordance with Section 6.

11.                               Broker: Each of Tenant and Landlord represents and warrants to the other party that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment other than Trammell Crow (“Broker”), and agrees to indemnify, defend and hold the other party harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it, other than Broker. Landlord shall compensate Broker in relation to this Amendment pursuant to a separate agreement between Landlord and Broker.

12.                               No Default:

(a)                                 Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

(b)                                 Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant.

13.                               Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect

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and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

14.                               Miscellaneous: This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

15.                               Counterparts: This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-335-395 PHOENIXVILLE PIKE LLC, a Delaware limited liability company

By:	/s/ Gary A. Kreitzer
Name:	Gary A. Kreitzer
Title:	Executive V.P.

TENANT:

TETRALOGIC PHARMACEUTICALS CORPORATION, a Delaware corporation

By:	/s/ John M. Gill
Name:	John M. Gill
Title:	CEO

EXHIBIT A

NEW PREMISES

A-1

EXHIBIT B

WORK LETTER

This Work Letter (the “Work Letter”) is made and entered into as of the 30th day of November, 2006, by and between BMR-335-395 PHOENIXVILLE PIKE LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to 335-95 Phoenixville Pike Associates (“Original Landlord”), and TETRALOGIC PHARMACEUTICALS CORPORATION, a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Second Amendment to Office/Laboratory Lease (the “Amendment”), by and between Landlord and Tenant for the New Premises located at 343 and 345 Phoenixville Pike in Malvern, Pennsylvania. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease, as amended by the Amendment (collectively, the “Lease”).

1.                                      General Requirements:

1.1.                            Tenant’s Authorized Representative. Tenant designates Mark McKinlay (“Tenant’s Authorized Representative”) as the person authorized to initial all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant’s Authorized Representative.

1.2.                            Schedule. The schedule for design and development of Tenant’s Work (as hereinafter defined), including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule prepared by Tenant (the “Schedule”), which Schedule shall be subject to Landlord’s reasonable approval. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3.                            Architects and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of Tenant’s Work shall be selected by Tenant and approved by Landlord.

2.                                      Tenant’s Work:

2.1.                            Tenant Work Plans. All work to be performed on the New Premises shall be performed by Tenant (“Tenant’s Work”) at Tenant’s sole cost and expense and without cost to Landlord (except for the TI Allowance) and in accordance with the Approved Plans (as defined below). The quality of Tenant’s Work shall be of a nature and character not less than (a) the quality of the tenant improvements in place at the Building as of the date of the Amendment and (b) Landlord’s building standards attached as Exhibit A hereto. Tenant shall submit such design drawings, plans and specifications as Landlord may reasonably request (the “Tenant Work Plans”). Tenant shall prepare and submit to Landlord for approval schematics covering Tenant’s Work prepared in conformity with the applicable provisions of this Work Letter (the “Draft Plans”). The Draft Plans shall contain sufficient information and detail to accurately describe Tenant’s proposed design to Landlord and such other information as Landlord may reasonably request. Tenant shall be solely responsible for ensuring that the Tenant Work Plans and the Draft Plans satisfy Tenant’s obligations for Tenant’s Work.

2.2.                            Landlord Approval of Plans. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Plans whether Landlord approves or reasonably objects to the Draft Plans and of the manner, if any, in which the Draft Plans are unacceptable. Any notice of unacceptable areas of the Draft Plans shall be in sufficient detail in order to permit Tenant to adequately respond to Landlord’s objections. Landlord shall not object to any Draft Plans that satisfy the requirements set forth in Section 2.1. If Landlord objects to the Draft Plans, then Tenant shall revise the Draft Plans and cause Landlord’s objections to be remedied in the revised Draft Plans. Tenant shall then resubmit the revised Draft Plans to Landlord for approval. Landlord shall respond within six (6) business days of Tenant’s submission of the Draft Plans to Landlord with its approval of or objection of the revised Draft Plans. Any subsequent review shall be in accordance with this Section 2.2, and shall be subject to the same standards as set forth in Section 2.1, until Landlord has approved the Draft Plans in writing; provided, however, that Landlord’s approval or objection shall be reasonable and shall not be unreasonably withheld or delayed. The iteration of the Draft Plans that is approved by Landlord without objection shall be referred to herein as the “Approved Plans.”

2.3.                            Completion of Tenant’s Work. Tenant shall perform and complete Tenant’s Work (a) in strict conformance with the Approved Plans, subject to minor changes and change orders approved by both parties, (b) otherwise in compliance with the Lease and (c) in accordance with applicable laws, Landlord’s insurance carriers and the board of fire underwriters having jurisdiction over the New Premises. Completion of Tenant’s Work shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.

2.4.                            Conditions to Performance of Tenant’s Work. Prior to the commencement of Tenant’s Work, Tenant shall submit to Landlord for Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, a list (the “Contractor List”) of the project managers, contractors and subcontractors that will perform Tenant’s Work. Landlord shall give Tenant notice in writing of its approval or disapproval of the Contractor List with ten (10) business days after Landlord’s receipt of the same. If Landlord disapproves of one or more parties on the Contractor List, Tenant shall revise the Contractor List and resubmit the same to Landlord for Landlord’s approval in accordance with the previous two (2) sentences, which Landlord shall approve or disapprove within five (5) business days of receipt by Landlord. For all subcontracts in excess of One Hundred Thousand Dollars ($100,000), Tenant shall require its general contractor to provide Tenant with at least three (3) competitive bids.

2.5.                            Requests for Consent. Except as specifically stated herein otherwise, Landlord shall respond to all requests for consents, approvals or directions made by Tenant pursuant to this Work Letter within ten (10) business days following Landlord’s receipt of such request. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord.

3.                                      Tenant’s Construction Obligations Shall Not Delay Commencement of the Term: Notwithstanding any Tenant Work to be performed by Tenant, the commencement of the Lease Term with respect to the New Premises and Tenant’s obligation to pay Rent shall not, under any circumstance, be extended or delayed, except to the extent such delay is due to Force Majeure or caused by Landlord’s gross negligence or willful misconduct. “Force Majeure” means, in each case only to the extent beyond Tenant’s reasonable control, (a) extreme weather conditions and (b) in each case not specific to Tenant, (i) strikes and (ii) shortages of labor, supplies or materials. Tenant shall perform promptly such of its obligations contained in this Work Letter as are to be performed by it. Tenant shall also observe and perform all of its obligations under the Lease from the New Premises Commencement Date.

4.                                      Completion of Tenant’s Construction Obligations: Tenant, at its sole cost and expense (except for the TI Allowance), shall complete Tenant’s Work described in this Work Letter in all respects in accordance with the provisions of the Lease and this Work Letter. Tenant’s Work shall be deemed completed at such time as Tenant, at its sole cost and expense (except for the TI Allowance) shall furnish to Landlord (a) evidence satisfactory to Landlord that (i) all Tenant’s Work has been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final waivers and releases of liens), (ii) all Tenant’s Work has been deemed by Landlord to be in accordance with the requirements of this Work Letter, (iii) any and all liens related to Tenant’s Work have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to Tenant’s Work are outstanding, (b) all certifications and approvals with respect to Tenant’s Work that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the New Premises have been issued, (c) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (d) an affidavit from Tenant’s architect certifying that all work performed in, on or about the New Premises is in accordance with the Approved Plans and (e) complete drawing print sets and electronic CADD files on disc of all contract documents for work performed by their architect and engineers in relation to Tenant’s Work.

5.                                      Insurance: Prior to commencing Tenant’s Work, Tenant shall provide, or shall cause Tenant’s contractors and subcontractors to provide, to Landlord, in addition to the insurance required of Tenant pursuant to the Lease, the following types of insurance in the following amounts, upon the. following terms and conditions:

5.1.                            Builders’ All-Risk Insurance. At all times during the period beginning with commencement of construction of Tenant’s Work and ending with final completion of Tenant’s Work, Tenant shall maintain, or cause to be maintained, casualty insurance in Builder’s All-Risk Form, insuring (a) Landlord and its affiliates, agents, employees, consultants and lenders and (b) Tenant’s contractors, as their interests may appear. Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Tenant’s Work and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, Tenant’s Work or any temporary structures on the New Premises, or is adjacent thereto. Said Builder’s All-Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and its affiliates, agents and employees.

5.2.                            Workers’ Compensation. At all times during the period of construction of Tenant’s Work, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory Workers’ Compensation insurance as required by applicable laws.

6.                                      Liability: Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees in the prosecution of Tenant’s Work, except to the extent caused by Landlord’s willful misconduct or gross negligence. Tenant agrees to indemnify, defend, protect and save free and harmless Landlord and Landlord’s affiliates, agents and employees from and against all losses and expenses, including reasonable attorneys’ fees and expenses, that Landlord may incur as the result of claims or lawsuits due to, because of, or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such claims or lawsuits; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s gross negligence or willful misconduct. Any deficiency in design or construction of Tenant’s Work shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing. All material and equipment furnished by Tenant as Tenant’s Work shall be new or “like new” and Tenant’s Work shall be performed in a first-class, workmanlike manner.

7.                                      TI Allowance:

7.1.                            Application of TI Allowance. Subject to Section 7 of the Amendment, Landlord shall contribute the TI Allowance and, if requested by Tenant, the TI Allowance, toward the costs and expenses incurred in connection with the performance of Tenant’s Work, in accordance with the terms and provisions of the Lease.

7.2.                            Approval of Budget for Tenant’s Work. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to advance to Tenant any portion of the TI Allowance until Landlord shall have approved in writing the budget for the Tenant’s Work (the “Approved Budget”). Landlord shall have ten (10) business days from its receipt of the proposed budget to approve or disapprove the same. Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with Tenant’s Work as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to Tenant’s Work that exceed either (a) the amount of the TI Allowance (other than pursuant to Section 8.2) or (b) the Approved Budget, either on a line item or overall basis.

7.3.                            Advance Requests. Upon submission by Tenant to Landlord of (a) a statement (an “Advance Request”) setting forth the total amount requested, (b) a detailed summary of the Tenant’s Work performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect), (c) lien releases from the general contractor and each subcontractor and material supplier with respect to the portion of Tenant’s Work corresponding to the Advance Request, then Landlord shall, within five (5) business days following receipt by Landlord of an Advance Request and the accompanying materials required by this Section 7.3, advance to Tenant the amount set forth in such Advance Request; provided, however, that, with respect to any Advance Requests subject to the limits set forth in Section 7.2, Landlord shall advance to Tenant the requested amount as limited by Section 7.2. In the event that Landlord fails to timely advance funds in response to a properly submitted Advance Request, Landlord shall be liable to Tenant for interest on such amount at the rate specified in Section 16(c) of the Lease until such amount is paid by Landlord.

7.4.                            Application of the TI Allowance. Tenant may apply the TI Allowance for the payment of construction and other costs (including, without limitation, standard laboratory improvements; finishes; building fixtures; building permits; and architectural, engineering, design and consulting fees), in each case as reflected in the Approved Budget and the Approved Plans. In no event shall the TI Allowance be applied to the purchase of any furniture, personal property or other non-building system equipment.

8.                                      Changes: Any changes to Tenant’s Work (each, a “Change”) requested by Landlord or Tenant after Landlord approves the Approved Plans in writing shall be requested and instituted in accordance with the provisions of this Section 8 and shall be subject to the reasonable written approval of the other party.

8.1.                            Changes Requested by Tenant.

(a)                                 Tenant may request Changes after Landlord approves the Approved Plans by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “Tenant Change Order Request”), which Tenant Change Order Request shall detail the nature and extent of any requested Changes. If the nature of a Change requires revisions to the Approved Plans, then Tenant shall be solely responsible for the cost and expense of such revisions. Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.

(b)                                 Landlord shall approve or reject any Tenant Change Order Requests within five (5) business days of receipt thereof in accordance with the procedures established pursuant to Section 2. If Landlord does not approve in writing a Tenant Change Order Request, then such Tenant Change Order Request shall be deemed rejected by Landlord, and Tenant shall not be permitted to alter Tenant’s Work as contemplated by such Tenant Change Order Request.

8.2.                            Changes Requested by Landlord. Landlord may request Changes after Landlord approves the Approved Plans by notifying Tenant thereof in writing in substantially the same form as the MA standard change order form (a “Landlord Change Order Request”), which Landlord Change Order Request shall detail the nature and extent of any requested Changes. Tenant shall have five (5) business days after receipt of a Landlord Change Order Request to approve or reject the Landlord Change Order Request. If Tenant does not approve in writing a Landlord Change Order Request, such Request shall be deemed approved by Tenant. If the nature of a Change requires revisions to the Approved Plans, then Landlord shall be solely responsible for the cost and expense of such revisions. Landlord shall reimburse Tenant for all additional costs and expenses payable by Tenant to complete Tenant’s Work due to a Landlord Change Order Request in accordance with the payment provisions of this Work Letter. Any delay in a critical path item caused by the Landlord Change Order Request shall extend the New Premises Commencement Date and the free rent period on a day for day basis.

8.3.                            Preparation of Estimates. Tenant shall, before proceeding with any Change pursuant to either a Tenant Change Order Request or a Landlord Change Order Request, use its best efforts to prepare as soon as is reasonably practicable (but in no event more than ten (10) business days after delivering a Tenant Change Order Request to Landlord or receipt of a Landlord Change Order Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate on such Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant Change Order Request, approve or reject such Tenant Change Order Request in writing, or (b) in the case of a Landlord Change Order Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord requested Change. In the event Landlord abandons or does not proceed with a Landlord Change Order Request, Landlord shall promptly reimburse Tenant for all costs and expenses incurred in obtaining the estimates required under this Section 8.3.

9.                                      Miscellaneous:

9.1.                            Headings, Etc. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

9.2.                            Time of the Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

9.3.                            Covenants. Each provision of this Work Letter performable by Tenant shall be deemed both a covenant and a condition.

9.4.                            Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

9.5.                            Entire Agreement. The terms of this Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, other than the Lease.

9.6.                            Invalid Provisions. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

9.7.                            Construction. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

9.8.                            Assigns. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.

Nothing in this Section 9.8 shall in any way alter the provisions of the Lease restricting assignment or subletting.

9.9.                            Authority. That individual or those individuals signing this Work Letter guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

9.10.                     Counterparts. This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

335-395 PHOENIXVILLE PIKE LLC,

a Delaware limited liability company

By:	/s/ Gary A. Kreitzer
Name:	Gary A. Kreitzer
Title:	Executive V.P.

TENANT:

TETRALOGIC PHARMACEUTICALS CORPORATION,

a Delaware corporation

By:	/s/ John M. Gill
Name:	John M. Gill
Title:	CEO

EXHIBIT A TO WORK LETTER

BUILDING STANDARDS

B-A-1

New Premises

Suite No.	Tenant Name	Square Feet
383	Cephalon, Inc.	23,547 S.F.
371	Available: Existing Lab & Vivarium	16,110 S.F.
385	Genlara Corporation	4,008 S.F.
361	Available	13,882 S.F.
365	Available	13,584 S.F.

Suite No.	Tenant Name	Square Feet
351	Neotropix, Inc.	6,825 S.F.
347	Available: Pre-Built Lab Space	5,794 S.F.
345	Available: Pre-Built Lab Space	6,208 S.F.
343	Available: Pre-Built Lab Space	5,435 S.F.
335	MWH, Inc.	9,451 S.F.

BMR

The Technology Center at Malvern
335-383 Phoenixville Pike
Malvern, Pennsylvania 19355

ARCUS

BioMed Realty Trust, Inc.	tenant standards

BioMed Realty Trust, Inc.

Tenant Standards

Date:	September 12, 2005
Revision 1

The following describes items to be included in the tenant standards. This information is organized based on CSI division and/or section numbers.

Attachments:

Partition Details (

Ceiling Details (

Casework Details (

Division 6: Wood & Plastic

Section 06400: Architectural Woodwork

Wood Veneer designated WD- I. Maple wood veneer matching maple plastic laminate and vice versa.

Section 06411: Plastic Laminate Millworks

Office Area

1.                                      All P-Lam Cabinet Door pulls/hardware to be: Amerock, Esential’Z Open Arch Pull (part # 9363-G10) with concealed hinges, U.O.N. Cut sheet attached. Door pulls/hardware at conference room casework to be: Amerock, Galleria Pull (part # 24016-SS) with touch latch hardware.

2.                                      Copy Room casework: Plastic laminate countertop and base cabinet with drawers and doors.

3.                                      Copy/Mail Room casework: Plastic laminate countertop and base cabinet with drawers and doors. Mail slots design to be reviewed by BioMed Realty Trust, Inc.

4.                                      Coffee Room casework: Plastic laminate countertop and plastic laminate base cabinet with doors and drawer.

5.                                      Conference Room casework: Option A: Wood veneer casework designated WD- I (maple to match maple wood veneer door). Option B: Plastic laminate TBD.

6.                                      Equipment stations: Plastic laminate countertop with 18” drawer unit base cabinet at each end.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650 943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Lab Area

1.                                      All lab casework to be finished with matching (maple) chemical resistant high pressure plastic laminate and (LabTops or equal) 1” solid black epoxy countertop.

2.                                      All lab bench utility chases to be finish with (3-Form) translucent panel or perforated metal sheet support by aluminum C channels. Detail     , sheet A8.   .

3.                                      Reagent shelf at bench to be construct with 1” thick plywood core, finish with matching (maple) chemical resistant high pressure plastic laminate and brush aluminum finish stainless steel tubes support. Detail   , sheet A8.   .

4.                                      Provide Chicago Faucet 1300 series surface mounted electrical boxes where pedestal mounted electrical service is indicated.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650 943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Division 8: Doors and Windows

Office Area

Section 08126: Aluminum Frames

Aluminum door and window frames Option A: Advanced Architectural Frame (AFF). Style: Venus. Throat 4-7/8” U.O.N. Finish: Clear Anodized aluminum. Option B: Series 318 by Western Integrated. Throat 4-7/8” U.O.N. Finish: Clear Anodized aluminum.

Section 08210: Wood Doors

I.                Typical Interior Wood Door: Solid core wood door (3’-O” x 9’-O”) with maple wood face veneer for transparent finish. Typical door hardware to consist of: (2 pair) butts, latch sets at conference rooms and locksets at offices (Schlage D series), door stop (Glynn-Johnson FB-13). All hardware finish to be: S626 satin chrome. Doors from the exterior and at the interior, which separate entry points from the office areas, will receive card access (designated CA on sheet PP-2.O).

II.           Interior Glass Door when apply: 1/2” clear/frosted Herculite Glass Doors and glazing. All hardware finish to be: S626 satin chrome. Recessed top and bottom channels for glazing and hardware on doors.

Section 08305: Access Doors

I.                Fire-Rated: Fire-resistive rated flush stell panel door & flanged frame, 1-1/2 hour rating, continuous hinge, self-latching & key-operated flush lock & gypsum board installations.

Lab Area

Section 08100: Wood/Hollow Metal Doors & Frames:

I.                Typical Interior Wood Door: Solid core wood door (3’-O” x 9’-O”) with maple wood face veneer for transparent finish. All lab access doors required hardware locksets and vision-lite, U.O.N. Provide 10” S.S. kick plate at push side of all lab door.

•Optional Interior Hollow Metal Door in Lab Area when required: 18 gauge face sheets, flush seamless steel, insulated. Prime and finish with epoxy paint. Fill voids with non-combustible, moisture resistant mineral insulation. Close top edge with continuous 16 ga. flush channel filler at All doors. All lab access H/M doors required hardware locksets and vision-lite, U.O.N. Provide 10” S.S. kick plate at push side of door. (Replace kick-plate with 36” armor-plate on lab door when required.)

II.           Typical Hollow Metal Fames in all lab area: 16 gauge knock down units. Provide 3 rubber silencers at each door and 3 anchors per jamb and floor anchor each jamb; prime and finish with epoxy paint. Install glass stops on room side of frame.

Section 08800: Glazing

I.                Glass types to be used include; 1/4” clear tempered glass (office window), 1/4” frosted tempered glass (office sidelights), 1/4” clear or frosted tempered glass (at conference rooms). Extent and locations of glazing to be determined by tenants/architects.

II..        Wired Glass at rated Corridor U.O.N.: 1/4” thick, polished face with 24 B&W gauge wire arranged in baroque ‘square’ pattern.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650 943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Division 9: Finishes

Section 09250: Gypsum Board

Partitions and soffits as follows:

a.              One hour partition: Partition Type I, Detail   , sheet A8.   .

b.              Full height partitions (with insulation) at Conference Rooms: Partition Type   .

c.               Partition 6” Above Ceiling: Partition Type   , Detail   , sheet A8.   . Typical U.O.N.

d.              Typical partition with 6” metal stud furring where noted on plans.

e.               Soffits: 3-5/8” metal studs and 5/8” gyp. Board. Typical.

Section 09300: Toilet Room Ceramic Tile

Floor field tile: 2x2 Daltile D325 (Marble); floor accent tile: 2x2 Daltile D156 (Keystones) Wall field tile: 4x4 Daltile 0140 (Silver Sage); wall accent tile: 4x4 Daltile 1452 (Cypress)

I.                All Toilet Room tile: ANSI 317.1 Standard grade.

II.           Provide bull-nose shapes at all free edges, corners where shown. Provide cove shapes at base & any other misc. shape needed for a complete installation that may not be shown or specified.

Section 09510: Acoustical Treatment

Acoustical ceilings as follows:

Office Area

a.              CL- 1: Suspended acoustical ceiling tile and grid in reception, partial hallway and private offices:

I.                Tile: Armstong, Cirrus Second Look (white) 24” x 24” x 3/4”

II.           Grid: Armstrong Prelude Exposed Tee Grid System.

III.      Remarks: Provide 4” compasso edge trim where specified. Where ceiling is held back from soffit (exposing structure above) Paint all walls, ductwork, piping, conduit, structure, etc., above ceiling.

b.              CL-2: Suspended acoustical ceiling tile and grid at open office areas and partial hallway:

I.                Tile: Armstong, Tundra (white) 24” x 48” x 5/8”

II.           Grid: Armstrong Prelude Exposed Tee Grid System.

c.               CL-3: 518” gyp. Bd. Ceiling (see section 09900 for finishes in various location)

Lab Area

d.              CL-4: Suspended acoustical ceiling tile and grid at lab area:

I.                Tile: CAPAUL: Envirogard (No substitute) Vinyl Faced Lay-in Tile (white) 24” x 48”

II.           Grid: Armstrong Prelude Exposed Tee Grid System.

e.               CL-5: Suspended acoustical ceiling tile in specialty lab area:

I.                Tile: Gridstone: Vinyl Faced Lay-in Tile, Edge sealed, Clean room type low particle count (white) 24” x 48”

II.           Grid: Donn, 1 1/2” Lay-in Ceiling Grid Dx with gasket sealant around all edges

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650 943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Section 09650: Resilient Flooring

Office Area

1.              Lobby/Reception

Field:	GenuWood II Vinyl Bonded (Maple)
Accent 1:	Plynyl Bamboo (Brick)
Accent 2:	Optional Porcelain Ceramic or Slate Tile

2.              Break Room/Mail & Copy Room

Field:	Forbo Linoleum: Marmoleum Real (3142 Umbra)
Accent 1:	Forbo Linoleum: Marmoleum Fresco (3826 Canyon)
Accent 2:	Forbo Linoleum: Artoleum Graphic (5311 Signo)

Optional 12”x12” VCT can be provided at Break, Copy/Mail room and Storage Rooms. Color TBD. (Three color pattern: VCT-1, 2 and 3)

Lab Area

3.              Lab Function Area:

Field:	Mannington BioSpec Sheet Flooring (15164 New Glacier)
Accent:	Mannington BioSpec Sheet Flooring (15161 Flax)

Optional 12”x12” VCT can be used when appropriate.

Field:	Substitute with Mannington Brushwork (703 Ecru) 12”x12” title
Accent:	Substitute with Mannington Brushwork (713 Florentine) 12”x12” title

Section 09685: Carpet

1.              Carpet C- 1: TBD.

2.              Carpet C-2: TBD.

Section 09910: Painting

Note:	Paint finish shall be:

Semi-gloss at cafeteria, coffee room, restroom, general wet lab and chemistry lab;
Epoxy paint finish to be used in biology lab, tissue-culture lab and vivarium facility;
Desco-Glaze finish to be used in cage-wash and glass-wash area;

1.              All other paint finish to be eggshell finish, U.O.N.

2.              Paint P-1 (white) U.O.N:

3.              Paint P-2 (accent color): TBD

4.              Paint P-3 (accent color): TBD

5.              Paint P-4 (accent color): TBD

6.              Paint P-5 (accent color): TBD

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650 943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Section 09940: Decorative Finishes

1.              To be determined by tenants/architects and review with BioMed Realty Trust, Inc.

Division 10: Specialties

Section 10160 Toilet Partitions

1.              Global Steel Products Corp. (or equal):   Floor anchored toilet compartments stainless steel

#4 satin finish

Section 10800 Toilet Accessories

1.              TBD

Section 10999 Miscellaneous Specialties

Lab Area

1. Corner Guards:	Bobrick: B-633, 18 ga. Stainless Steel, 3 1/2” x 3 1/2” x full wall height, adhesive mounting.

2. Projecting Wall Guards:	Sani-Rail Wall Protection System with 4” wide aluminum metal band, mounting bracket & all necessary hardware for a complete system.

3. Face Mounted Wall Guards: (Optional)	Construction Specialties: High impact acrylic vinyl, C/S type SCR-40 with 3” wings, 1/4” radius corner.

4. Emergency Shower/ Eye Wash:	WaterSaver Faucet: Barrier-free Combination Emergency Shower & swing-down Eye/Face Wash unit (or equal) with recessed stainless steel cabinet; Model: SSBF970

Division 11: Equipment

Section 11132 (Tenant Options)

1.              Motorized Front Projection Screens” Da-Lite Automatic Electric Projection Screen or equal

Type: Director Electrol

Size: Vary depend on size of room

Section 11452: Coffee Room Equipment

1.              Dishwasher: Asko #1385. Color/Finish: TBD

2.              Garbage Disposal: In Sink Erator, Performance Plus Series, Model #77. Color: TBD

3.              Sink: Elkay, GECR-2521-R 25” x 2 1-1/4” x 5-3/8” type 302 stainless steel with American standard “Ceramix” single handle faucet model 200 1 . (Quantity 4).

4.              Sink: Elkay, double bowl sink, type 302 stainless steel with American standard “Ceramix” single handle faucet model 2001. (Quantity 1). Pantry only.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650 943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Division 12: Furnishings

Section 12484: Floor Mat and Frames

1.              Entry Mat: Pedimat: Model M2, All aluminum mill finish with SA I Serrated Aluminum Insert and ANG frame.

Section 12491: Window Treatment

1.              New treatment at exterior window to match established building standards.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650 943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Division 15: Plumbing

Section 15000

1.              Epoxy sink/faucet at lab benches:   Epoxy cup sink to match work surface

   (Furnish by lab cabinet vendor)

2.              Lab sink accessories: (Furnish by Plumbing Contractor)

• Paper towel dispensers: Bobrick B-2621; locations as shown on drawings

• Drying rack: Epoxy resin with PVC pegs, Detail   , sheet A8.   .

• Water Saver Faucet TBD

Provide fittings with colored plastic disk identification tags to match existing.

a.              Hot and Cold Water

b.              Laboratory Water

c.               Air, Vac, Gas

d.              (and others when necessary)

Division 16: Electrical

Section 16130

1.              WireMold: Open Space — Walker Poke-Thru Systems

Note: Tenants are required to provide Power/Data/Telecom poke-thru devices with flush trim under the center of conference table in each conference room.

Section 16500: Lighting

1.              Refer to light fixture specifications for light fixture type.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650 943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Itemized Light Fixture Schedule

Light	Light Fixture Description/Comments
Fixture
Type

Office Area

A	Type:	2’ x 2’ recessed direct/indirect fluorescent
	Manufacturer:	Lightolier
	Model:	Alter High Efficiency QHE2GPFOP224
	Location:	Private offices.

B	Type:	Suspended Pendant Light
	Manufacturer:	Lightolier (or equal)
	Model:	EYP Series 35 Degree Louver with perforated side reflectors
	Location:	Open Office Areas.

C	Type:	2’ x 4’ recessed direct/indirect fluorescent
	Manufacturer:	Lightolier
	Model:	Alter High Efficiency QHE2GPFOP4FT
	Location:	Hallway and corridor.

D	Type:	Recessed wall washer fluorescent light fixture.
	Manufacturer:	Prescolite
	Model:	CFW826EB-ST812 with white trim
	Location:	At wall washer locations.

E	Type:	Surface strip 1 x 4 Fluorescent light fixture.
	Manufacturer:	Welimade (or equal)
	Model:	204-248-2T8-SSB
	Location:	Storage/equipment room

F	Type:	Wall Sconces
	Manufacturer:	Lightolier
	Model:	Alter Soft Lights QVW8SPFOS2FT
	Location:	At hallways and stairs locations.

G	Type:	Optional Wall Sconces
	Manufacturer:	Sistemalux
	Model:	Blitz 2 Windows 180 (S.4063)
	Location:	At hallways and stairs locations.

	Type:	Optional Wall Sconces
	Manufacturer:	Sistemalux
	Model:	Fuse Wall (0890-HA-120)
	Location:	At hallways and stairs locations.

H	Exit signage	Edge-lit LED exit sign by Liteforms (DUAL LITE)

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650 943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Lab Area

I	Type:	1’ x 4’ recessed direct/indirect fluorescent
	Manufacturer:	Lightolier
	Model:	Alter High Efficiency QHE1GPFOP232
	Location:	In general lab locations

J	Type:	Recessed 1’ x 4’ Lay-in Fluorescent light fixture with seal gasket
(in area required)
	Manufacturer:	Kleenseal KTR 100 featherweight series
	Model:	K-1-142-F32 G6 AP3-1
	Location:	In specialty lab locations

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650 943 1670 www.dowlergruman.com

BioMed Realty Trust, Inc.	tenant standards

Specialty Lab Finishes

1.	Vivarium Facility:

	Floor:	Versacolor aggregate filled polymer floor system, X-5 Series (or equal) (Multi-part epoxy resin/aggregate floor)
	Floor (alt. option):	TBD
	Wall:	Gyp. Bd. wall with epoxy paint finish
	Ceiling:	CL-3: 5/8” gyp. Bd. Ceiling with epoxy paint finish. Service access panels to be located wherever required
	Casework:	All caseworks in vivarium are to be metal with (LabTops or equal) 1” solid black epoxy countertop.
	Lighting:	Recessed 1’ x 4’ Lay-in Fluorescent light fixture with seal gasket (in area required)
Manufacturer: Kleenseal KTR 100 featherweight series
Model: K-1-142-F32 J6 AP3-1

2.	Cage-wash Area:

	Floor/Wall:	Glass Fiber Reinforced epoxy, Tnemec System 280.
	Floor Pit:	Harris Chemicals, U-Crete, HP-Q or Poly-Spec Flow Crete.
	Sewage Sumps:	NovoRez 351: Epoxy wall/floor
	Ceiling:	CL-3: 5/8” gyp. Bd. Ceiling with desco-glaze paint finish. Service access panels to be located wherever required
	Casework:	All caseworks in cage-wash area are to be metal with (LabTops or equal) 1” solid black epoxy countertop.
	Lighting:	Recessed 1’ x 4’ Lay-in Fluorescent light fixture with seal gasket (in area required)
Manufacturer: Kleenseal KTR 100 featherweight series
Model: K-1-142-F32 J6 AP3-1

General Notes to all tenants

1.              All tenants are to provide with new equipments/millwork Lab bench and casework.

2.              All lab equipment which required steam operation shall be self-generated.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650 943 1670 www.dowlergruman.com

THIRD AMENDMENT TO OFFICE/LABORATORY LEASE

THIS THIRD AMENDMENT TO OFFICE/LABORATORY LEASE (this “Amendment”) is entered into as of this 29th day of April, 2013, by and between BMR-335-395 PHOENIXVILLE PIKE LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to 335-95 Phoenixville Pike Associates (“Original Landlord”), and TETRALOGIC PHARMACEUTICALS CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.                                    WHEREAS, Original Landlord and Tenant entered into that certain Office/Laboratory Lease dated as of April 30, 2004 (the “Original Lease”), as amended by that certain First Amendment to Office/Laboratory Lease dated as of July 20, 2006 (the “First Amendment”) and that certain Second Amendment to Office/Laboratory Lease dated as of November 30, 2006 (the “Second Amendment” and, collectively with the Original Lease and the First Amendment, and as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 343 and 345 Phoenixville Pike in Malvern, Pennsylvania (the “Building”);

B.                                    WHEREAS, Landlord and Tenant desire to extend the term of the Lease; and

C.                                    WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

2.                                      Extension Term. The term of the Lease is hereby extended for twelve (12) months and, therefore, the “Termination Date” is hereby amended to mean July 31, 2014. The period commencing August 1, 2013 and ending on the new Termination Date shall be referred to herein as the “Extension Term”.

3.                                      Base Rent. During the Extension Term, Base Rent shall equal Thirty Dollars ($30.00) per rentable square foot of the Premises per year.

4.                                      Additional Rent. Tenant shall, at all times during the Extension Term (and at all times during any Option Term (as defined in Article 6)), continue to pay (a) Tenant’s pro rata share of taxes, insurance and common area maintenance charges and (b) and all other amounts set forth in the Amended Lease.

BMR form dated 2/1/13

APPROVED
BIOMED REALTY LEGAL
[ILLEGIBLE]

5.                                      Deletion  of Option to Renew. Article 34 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

6.                                      Option to Extend Term. Tenant shall have the option (“Option”) to extend the term of the Amended Lease by five (5) years (the “Option Term”) as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. Any extension of the term of the Amended Lease term pursuant to the Option shall be on all the same terms and conditions as the Amended Lease, except as follows:

6.1.                            Base Rent at the commencement of the Option Term shall equal the then-current fair market value for comparable office and laboratory space in the Malvern, Pennsylvania market of comparable age, quality, level of finish and proximity to amenities and public transit (“FMV”), and shall be further increased on each annual anniversary of the Option Term commencement date by three percent (3%). Tenant may, no more than nine (9) months prior to the date the term of the Amended Lease is then scheduled to expire, request Landlord’s estimate of the FMV for the Option Term. Landlord shall, within fifteen (15) days after receipt of such request, give Tenant a written proposal of such FMV. If Tenant gives written notice to exercise the Option, such notice shall specify whether Tenant accepts Landlord’s proposed estimate of FMV. If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including (a) the size of the Premises, (b) the length of the Option Term, (c) rent in comparable buildings in the relevant market, including concessions offered to new tenants, such as free rent, tenant improvement allowances and moving allowances, (d) Tenant’s creditworthiness and (e) the quality and location of the building in which the Premises are located and the Property. In the event that the parties are unable to agree upon the FMV within thirty (30) days after Tenant notifies Landlord that Tenant is exercising the Option, then either party may request that the same be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the Malvern, Pennsylvania laboratory/research and development leasing market (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the American Arbitration Association or any successor organization thereto (the “AAA”). The Baseball Arbitrator selected by the parties or designated by the AAA shall (y) have at least ten (10) years’ experience in the leasing of laboratory/research and development space in the Malvern, Pennsylvania market and (z) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV. The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV. The arbitrator may not select any other FMV for the Premises other than one submitted by Landlord or Tenant. The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the Option Term. If, as of the commencement date of the Option Term, the amount of Base Rent payable during the Option Term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current term of the Amended Lease. After the final determination of Base Rent

2

payable for the Option Term, the parties shall promptly execute a written amendment to the Amended Lease specifying the amount of Base Rent to be paid during the Option Term. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.

6.2.                            The Option is not assignable separate and apart from the Amended Lease.

6.3.                            The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least six (6) months prior to the end of the expiration of the then-current term of the Amended Lease. Time shall be of the essence as to Tenant’s exercise of the Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise the Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of the Option after the date provided for in this Section.

6.4.                            Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise the Option:

(a)                                 During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of the Amended Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b)                                 At any time after any Event of Default as described in Article 15 of the Lease (provided, however, that, for purposes of this Section 6.4(b), Landlord shall not be required to provide Tenant with notice of such Event of Default) and continuing until Tenant cures any such Event of Default, if such Event of Default is susceptible to being cured; or

(c)                                  In the event that Tenant has defaulted in the performance of its obligations under the Amended Lease two (2) or more times and a service or late charge has become payable under Article 5 of the Lease for each of such defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not Tenant has cured such defaults.

6.5.                            The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 6.4 above.

6.6.                            All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option if, after such exercise, but prior to the commencement date of the Option Term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under the Amended Lease two (2) or more times and a service or late charge under Article 5 of the Lease has become payable for any such default, whether or not Tenant has cured such defaults.

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7.                                      Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Amended Lease to the contrary, agrees to take the same in its condition “as is” as of the first day of the Extension Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy for the Extension Term or to pay for any improvements to the Premises.

8.                                      Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Tactix Real Estate Advisors, LLC (“Broker”) and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.

9.                                      No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

10.                               Notices. Notwithstanding anything in the Amended Lease to the contrary, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery or by overnight delivery with a reputable nationwide overnight delivery service. If given by personal delivery, any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one business (1) day after deposit with a reputable nationwide overnight delivery service. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Amended Lease should be sent to:

TetraLogic Pharmaceuticals Corporation

John M. Gill, CEO

365 Phoenixville Pike

Malvern, PA 19355.

11.                               Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

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12.                               Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

13.                               Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-335-395 PHOENIXVILLE PIKE LLC,
a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Legal

TENANT:

TETRALOGIC PHARMACEUTICALS CORPORATION,
a Delaware corporation

By:	/s/ John M. Gill
Name:	John M. Gill
Title:	CEO